Exhibit 10.2

SUBLEASE

Between

B/E AEROSPACE, INC., a Delaware corporation

Sublandlord,

and

TARGACEPT, INC., a Delaware corporation,

Subtenant.

Dated: December 4, 2012

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17.	Consent of Landlord	10

18.	Examination	10

19.	Covenant of Quiet Enjoyment	10

20.	Counterparts/Facsimile/Electronic Signature	10

21.	Costs of Enforcement	10

Schedule 1 - Consent Agreement

Exhibit A - Prime Lease

Exhibit B - Floor Plan

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SUBLEASE

THIS SUBLEASE (the “Sublease”) is made and entered into as of the 4th day of December 2012, by and between B/E AEROSPACE, INC., a Delaware corporation (“Sublandlord”), and TARGACEPT, INC, a Delaware corporation (“Subtenant”).

R E C I T A L S:

A. Sublandlord and First States Investors 3300, LLC (predecessor in interest to SL Winston-Salem LLC, a Delaware limited liability company (“Landlord”)), entered into a certain Office Lease Agreement dated as of July 16, 2007, as amended by that certain First Amendment to Lease dated as of October 8, 2010, and that certain Second Amendment to Lease dated as of February 7, 2011 (such lease and amendments are collectively referred to as the “Prime Lease” and are attached to this Sublease as Exhibit A), pursuant to which Sublandlord currently leases from Landlord approximately 18,282 rentable square feet of space on the 15th floor (the “Sublease Premises”) of the building commonly known as 100 North Main Street, Winston-Salem, North Carolina (the “Building”) and depicted on Exhibit B attached to this Sublease, for a term ending on December 30, 2015.

B. Subject to the consent of Landlord, Sublandlord desires to sublet the Sublease Premises to Subtenant and Subtenant desires to sublet the Sublease Premises from Sublandlord, all upon the terms and subject to the conditions and provisions set forth below.

In consideration of the foregoing and of the mutual covenants and promises contained in this Sublease, and for other good and valuable consideration, the receipt and legal sufficiency of which are mutually acknowledged, Sublandlord and Subtenant agree as follows:

1. Demise; Use. Sublandlord sublets to Subtenant and Subtenant sublets from Sublandlord the Sublease Premises, together with all of Sublandlord’s parking rights set forth in the Parking Lot Rider attached to the Prime Lease, including, but not limited to, the right to use the Spaces and the right to sublet additional spaces as set forth in Section 19 of the First Amendment to Lease dated October 8, 2010 (collectively, the “Parking Rights”), for the term and rental and upon the other terms and conditions set forth below, to be used and occupied by Subtenant solely for the purpose of general office use for no other purpose.

2. Term. Subject to obtaining Landlord’s consent in the form of the Consent Agreement (as defined below), the term of this Sublease shall commence on January 1, 2013 (the “Commencement Date”) and shall terminate on December 30, 2015 (the “Termination Date”). Notwithstanding anything to the contrary set forth herein, if later than January 1, 2013, the Commencement Date shall not occur until the date that Sublandlord delivers full and exclusive possession of the Sublease Premises to Subtenant together with a copy of the Consent of Landlord, in the form of Schedule 1 attached hereto and incorporated herein by reference (the “Consent Agreement”), fully executed by Sublandlord and Landlord. For purposes of this Sublease, the phrase “Lease Year” shall mean the twelve calendar month period commencing on each January 1 and ending on each December 31 (December 30 for the last Lease Year) during the term of this Sublease. For purposes of this Sublease, the phrase “Term” shall mean the period commencing on the Commencement Date and ending on the Termination Date.

3. Possession. Subject to obtaining Landlord’s consent in the form of the Consent Agreement, Sublandlord will use commercially reasonable and diligent efforts to deliver the

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Sublease Premises to Subtenant not later than December 15, 2012 to enable Subtenant to make certain tenant improvements. If Subtenant shall occupy the Sublease Premises prior to the Commencement Date with Sublandlord’s consent, all of the provisions of this Sublease shall be in full force and effect commencing at such occupancy; such occupancy shall be on the basis of a month-to-month tenancy; provided, however, no rent shall be payable for such period. Such early occupancy by Subtenant shall not affect the Commencement Date, the Termination Date or any Lease Year.

4. Gross Rent.

(a) Beginning on the Commencement Date, Subtenant shall pay to Sublandlord gross annual rental (“Gross Rent”) for the Sublease Premises as follows:

Time Period	Annual Gross Rent Rate Per Rentable Square Foot	Annual Gross Rent	Monthly Gross Rent

1/1/13-12/31/13	$14.50	$265,089.00	$22,090.75
1/1/14-12/31/14	$14.94	$273,133.08	$22,761.09
1/1/15-12/31/15	$15.39	$281,359.98	$23,446.67

Annual Gross Rent shall be due and payable in equal monthly installments, in advance, on the first day of each calendar month during the term of this Sublease. If the term of this Sublease commences on a day other than the first day of a calendar month or ends on any day other than the last day of a calendar month, Gross Rent for such month shall be prorated accordingly.

(b) All Gross Rent and other amounts due to Sublandlord pursuant to the terms of this Sublease (i) shall be due and payable on or before the first day of each month of the term of this Sublease, (ii) shall be paid without setoff or deduction whatsoever, except as otherwise set forth herein, and (iii) shall be paid to Sublandlord at the office of B/E Aerospace, Inc. at 88269 Expedite Way, Chicago, IL 60695-0001 or via wire transfer to B/E Aerospace, Inc., Account #304192856, JPMorgan Chase Bank New York, SWIFT: CHASUS33, ABA #021000021, CHIP UID: 002 or at such other place as Sublandlord may designate by notice to Subtenant.

(c) If any installment of Gross Rent or other amount due to Sublandlord pursuant to the terms of this Sublease is not paid within five (5) business days of the date when due, an administrative fee equal to the Late Charge (as defined in the Prime Lease) multiplied by such past due amount may, in Sublandlord’s sole discretion, be charged to Subtenant.

(d) All past due installments of Gross Rent and other amounts due to Sublandlord pursuant to the terms of this Sublease and more than thirty (30) days past due shall bear interest from the date due until paid at the Default Rate (as defined in the Prime Lease).

(e) Subtenant shall pay directly to Landlord on the due dates for services requested by Subtenant which are billed by Landlord directly to Subtenant rather than by Sublandlord.

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5. Condition of Premises and Construction of Improvements.

(a) Subject to Sublandlord’s obligations set forth herein, Subtenant’s taking possession of the Sublease Premises shall be conclusive evidence against Subtenant that the Sublease Premises were in good order and satisfactory condition when Subtenant took possession. No promise of Sublandlord to alter, remodel or improve the Sublease Premises and no representation respecting the condition of the Sublease Premises or the Building have been made by Sublandlord to Subtenant, except that on or before December 15, 2012, Sublandlord shall (i) deliver the Sublease Premises in broom clean condition, (ii) remove all of Sublandlord’s personal property not being acquired from Sublandlord by Subtenant by separate arrangement, (iii) clean the carpets, and (iv) leave in place all wiring and card readers. Upon the expiration of the term of this Sublease, Subtenant shall surrender the Sublease Premises in at least as good condition as of the Commencement Date, ordinary wear and tear and damage from casualty excepted.

(b) Subtenant shall not, without the prior written consent of Landlord and Sublandlord, which, with respect to Sublandlord, shall not be unreasonably withheld, conditioned or delayed, make any alterations, additions or improvements to the Sublease Premises. Subtenant shall also comply with any additional requirements imposed pursuant to the Prime Lease by Landlord and Sublandlord regarding such alterations, additions or improvements to the Sublease Premises.

6. The Prime Lease.

(a) This Sublease and all of the rights of Subtenant with respect to the Sublease Premises are subject to the terms, conditions and provisions of the Prime Lease. Subtenant assumes and agrees to perform faithfully and be bound by, with respect to the Sublease Premises, all of Sublandlord’s obligations, covenants, agreements and liabilities under the Prime Lease, and all of the terms, conditions, provisions and restrictions contained in the Prime Lease, in each case to the extent arising from and after the Commencement Date until the termination of this Sublease, except that Subtenant shall not be liable or have any obligation for the payment of any “Base Rent” or “Operating Expenses” (as such terms are defined in the Prime Lease).

(b) Without limitation of the foregoing:

(i) Subtenant shall not make any changes, alterations or additions in or to the Sublease Premises except as otherwise expressly permitted under this Sublease;

(ii) If Subtenant desires to take any other action and the Prime Lease would require that Sublandlord obtain the consent of Landlord before undertaking any action of the same kind, Subtenant shall not undertake the same without obtaining the prior written consent of Sublandlord, which consent shall not be unreasonably withheld, conditioned or delayed. Sublandlord may condition its consent on obtaining the consent of Landlord and may permit Subtenant to contact Landlord directly for such consent. Sublandlord agrees to cooperate with Subtenant to take reasonable actions to obtain such consent from Landlord and to sign requests for such consent from Landlord;

(iii) All rights given to Landlord and its agents and representatives under the Prime Lease to enter the Sublease Premises shall inure to the benefit of Sublandlord and its respective agents and representatives with respect to the Sublease Premises;

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(iv) Sublandlord shall also have all other rights, privileges, options, reservations and remedies granted or allowed to or held by Landlord under the Prime Lease;

(v) Subtenant shall maintain insurance of the kinds and in the amounts required to be maintained by Sublandlord under the Prime Lease with respect to the Sublease Premises. All insurance policies shall name Landlord, Sublandlord and their respective officers and/or directors, as the case may be, and the respective agents and employees of each of them, as additional insureds;

(vi) Subtenant shall not do anything or suffer or permit anything to be done which could result in a default under the Prime Lease or permit the Prime Lease to be canceled or terminated; and

(vii) Sublandlord shall timely pay all Base Rent and all Operating Expenses required under the Prime Lease. During the Term, Sublandlord shall not provide any consent or approval requested of Sublandlord by Landlord under the Prime Lease without first obtaining the prior written consent of Subtenant, which consent shall not be unreasonably withheld, conditioned or delayed. Sublandlord shall not do anything or suffer or permit anything to be done which could result in a default under the Prime Lease or permit the Prime Lease to be canceled or terminated. Upon written request by Subtenant, Sublandlord shall use commercially reasonable and diligent efforts to cause Landlord to provide any and all services required under the Prime Lease to be provided by Landlord or to provide consent or approval regarding a requested action, when such consent or approval is required under the Prime Lease.

(c) Notwithstanding anything contained in this Sublease or in the Prime Lease to the contrary, Sublandlord and Subtenant agree as follows:

(i) Subtenant shall not assign, mortgage, pledge, hypothecate or otherwise transfer or permit the transfer of this Sublease or any interest of Subtenant in this Sublease, by operation of law or otherwise, nor permit the use of all or any part of the Sublease Premises by any persons or entities other than Subtenant and Subtenant’s employees, nor sublet the Sublease Premises, without the prior written consent of Landlord and Sublandlord, which, with respect to Sublandlord, shall not be unreasonably withheld, conditioned or delayed. Notwithstanding anything herein to the contrary, with respect to Sublandlord’s consent requirements in the immediately preceding sentence, any merger of Subtenant with or into another entity or the sale of all or substantially all of the stock or assets of Subtenant (a “Permitted Transfer”) shall not be considered an assignment or transfer by Subtenant of this Sublease or otherwise subject to the restrictions of this clause (c)(i) so long as (A) not less than thirty (30) days prior to the occurrence of the Permitted Transfer, Subtenant notifies Sublandlord of the Proposed Permitted Transfer, and (B) along with such notice, Subtenant furnishes Sublandlord with documentation evidencing that the successor to Subtenant immediately following the Permitted Transfer will have a tangible net worth (as determined according to generally accepted principles of accounting consistently applied) not less than the tangible net worth of Subtenant as of the Commencement Date. Subtenant acknowledges that no Permitted Transfer will become effective unless and until consented to by Landlord.

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(ii) Neither rental nor other payments under this Sublease shall abate by reason of any damage to, destruction of or interruption of services to all or any part of the Sublease Premises or the Building unless, and then only to the extent that, rental and such other payments actually abate under the Prime Lease with respect to the Sublease Premises on account of such event;

(iii) Subtenant shall not have any right to any portion of the proceeds of any award for a condemnation or other taking, or a conveyance in lieu of condemnation, of all or any portion of the Building or the Sublease Premises;

(iv) Subtenant shall not have any right to exercise or have Sublandlord exercise any option under the Prime Lease, including, without limitation, any option to extend the term of the Prime Lease or lease additional space; and

(v) In the event of any conflict between the terms, conditions and provisions of the Prime Lease and the terms, conditions and provisions of this Sublease, the terms, conditions and provisions of this Sublease shall in all instances govern and control.

(d) It is expressly understood and agreed that Sublandlord does not assume and shall not have any of the obligations or liabilities of Landlord under the Prime Lease and that Sublandlord is not making the representations or warranties, if any, made by Landlord in the Prime Lease. With respect to work, services, repairs and restoration or the performance of other obligations required of Landlord under the Prime Lease, Sublandlord’s sole obligation shall be to request the same, upon written request from Subtenant, and to use commercially reasonable and diligent efforts to obtain the same from Landlord and to allow Subtenant to proceed directly against Landlord. Sublandlord shall not be liable in damages, nor shall rent abate, for or on account of any failure by Landlord to perform the obligations and duties imposed on it under the Prime Lease (except Subtenant shall receive a pro rata share of any rent abatement which Sublandlord may receive with respect to the Sublease Premises on account of such failure by Landlord).

7. Default.

(a) The occurrence of any of the following shall be deemed a “Default” by Subtenant:

(i) Subtenant fails to pay any Gross Rent on or before the date it is due and such failure continues for three (3) business days after notice has been given to Subtenant that payment is delinquent (however, Sublandlord shall not be obligated to send notice of such failure to pay more than two (2) times within any consecutive twelve (12) month period);

(ii) Subtenant fails to pay any other amount due from Subtenant under this Sublease and such failure continues for five (5) days after notice from Sublandlord to Subtenant;

(iii) Subtenant fails to perform or observe any other covenant or agreement set forth in this Sublease and such failure continues for thirty (30) days after notice from Sublandlord to Subtenant; or

(iv) any other event occurs which involves Subtenant or the Sublease Premises and which would constitute a default under the Prime Lease if it involved Sublandlord or the Sublease Premises;

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Upon a Default by Subtenant under this Sublease, Sublandlord may, without limitation of any other rights and remedies available to it under this Sublease or at law or in equity, exercise any and all rights and remedies of Landlord set forth in the Prime Lease in the event of a default by Sublandlord under the Prime Lease.

(b) In the event Subtenant fails or refuses to make any payment or perform any covenant or agreement under this Sublease, Sublandlord may make such payment or undertake to perform such covenant or agreement (but shall not have any obligation to do so). In such event, amounts so paid and amounts expended in undertaking such performance, together with all costs, expenses and attorneys’ fees incurred by Sublandlord in such connection, shall be due from Subtenant upon demand from Sublandlord.

(c) The occurrence of any of the following shall be deemed a “Default” by Sublandlord:

(i) Sublandlord fails to pay any Base Rent or other payment required under the Prime Lease and, if such failure is subject to a notice and cure period pursuant to the terms of the Prime Lease, such failure is not cured by Sublandlord within such period;

(ii) Sublandlord fails to observe or perform any of the other covenants, conditions, or provisions of the Prime Lease to be observed or performed by Sublandlord which are not to be performed by Subtenant pursuant to the express terms of this Sublease and, if such failure is subject to a notice and cure period pursuant to the terms of the Prime Lease, such failure is not cured by Sublandlord within such period; or

(iii) Sublandlord fails to perform or observe any other covenant or agreement set forth in this Sublease and such failure continues for (A) thirty (30) days after notice from Subtenant to Sublandlord, unless clause (B) applies, or (B) ninety (90) days after notice from Subtenant to Sublandlord, if such failure is curable but not within thirty (30) days and Sublandlord is diligently pursuing such cure.

Upon a Default by Sublandlord under this Sublease, Subtenant may, without limitation of any other rights and remedies available to it under this Sublease or at law or in equity, exercise any of the following remedies:

(A) in the case of Sublandlord’s failure to timely pay, through expiration of all applicable notice and cure periods (if any), any Base Rent or other payment required under the Prime Lease pursuant to the terms of the Prime Lease, Subtenant may, but shall not be obligated to, pay Gross Rent directly to Landlord, pay Base Rent to Landlord and make other payments required under the Prime Lease directly to Landlord, in which event, Subtenant shall have the right to offset and deduct all such payments against Subtenant’s obligations to pay Gross Rent and any other sums due hereunder to Sublandlord; or

(B) in the case of any other default by Sublandlord under the Prime Lease, Subtenant may, but shall not be obligated to, exercise self-help and cure such default, in which event, Subtenant shall have the right to offset and deduct the costs of such cure, together

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with interest thereon at the Default Rate (as such term is defined in the Prime Lease), from the date of such expenditure against Subtenant’s obligations to pay Gross Rent and any other sums due hereunder to Sublandlord.

8. Nonwaiver. Any failure by Sublandlord or Subtenant to declare any default or delay in taking any action in connection with any default by Sublandlord or Subtenant shall not be deemed a waiver of such default by the non-defaulting party. No receipt of monies by Sublandlord from Subtenant after the termination in any way of the term or of Subtenant’s right of possession under this Sublease or after the giving of any notice shall reinstate, continue or extend the term of this Sublease or affect any notice given to Subtenant or any suit commenced or judgment entered prior to receipt of such monies.

9. Cumulative Rights and Remedies. All rights and remedies of either party under this Sublease shall be cumulative and none shall exclude any other rights or remedies allowed by law.

10.	Indemnity.

(a) Subtenant agrees to indemnify, defend and save Landlord and Sublandlord, and their respective partners, officers, directors, members, employees, agents, lenders, contractors and each of their respective successors and assigns (collectively, including Landlord and Sublandlord, the “Sublandlord Indemnified Parties”) harmless from and against any and all actual losses, liabilities, fines, penalties and damages to persons or property (including without limitation, amounts paid in settlement, reasonable cost of investigation, reasonable attorneys’ fees and other legal expenses and reasonable fees of other necessary professionals) (collectively “Losses”) in any manner directly arising out of or in connection with: (a) Subtenant’s possession, occupancy and use of the Sublease Premises; (b) performance of any labor or services or the furnishing of any materials or other property in respect of space occupies by Subtenant in the Building; (c) the breach or default on the part of Subtenant in the performance of any covenant or agreement contained in this Sublease; and (d) any negligence or willful act of Subtenant, its employees or agents. Sublandlord will promptly notify Subtenant of any actions, proceedings, claims, or demands for which Sublandlord or any Sublandlord Indemnified Parties request indemnification from Subtenant. Subtenant has the right to assume the entire control of the defense thereof, and Sublandlord will cooperate fully with Subtenant in such defense at Subtenant’s costs. Subtenant’s obligations pursuant to this subparagraph shall survive the termination or expiration of the Sublease.

(b) Sublandlord agrees to indemnify, defend and save Subtenant, its affiliates and each of its and their respective partners, directors, officers, stockholders, members, employees and agents, and their respective personal representatives, heirs, successors and assigns (collectively, including Subtenant, the “Subtenant Indemnified Parties”), harmless from and against any and all Losses directly arising out of or in connection with: (a) the breach or default on the part of Sublandlord in the performance of any covenant or agreement contained in this Sublease for which written notice (if the breach or default relates to a condition within the Sublease Premises) has been received by Sublandlord; and (b) any negligence or willful act of Sublandlord, its agents or employees. Subtenant will promptly notify Sublandlord of any actions, proceedings, claims, or demands for which Subtenant requests indemnification from Sublandlord. Sublandlord has the right to assume the entire control of the defense thereof, and Subtenant will cooperate fully with Sublandlord in such defense at Sublandlord’s cost. Sublandlord’s obligations pursuant to this subparagraph shall survive the termination or expiration of the Sublease.

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11. Waiver of Subrogation. Anything in this Sublease to the contrary notwithstanding, Sublandlord and Subtenant each waive any and all rights of recovery, claims, actions or causes of action against the other and the officers, directors, agents and employees of each of them, and Subtenant waives any and all rights of recovery, claims, actions or causes of action against Landlord, its agents and employees (provided Landlord waives such rights against Subtenant) for any loss or damage that may occur to the Sublease Premises or any improvements or any personal property in the Building, by reason of fire, the elements or any other cause insured against under valid and collectible fire and extended coverage insurance policies, regardless of the cause or origin, including negligence, except in any case which would render this waiver void under law, to the extent that such loss or damage is actually recovered under such insurance policies.

12. Brokerage Commissions. Each party represents and warrants to the other that it (i) has had no dealings with any real estate broker or agent in connection with this Sublease other than Cassidy Turley and CB Richard Ellis, whose commissions will be paid by Sublandlord pursuant to separate agreements, and (ii) knows of no other real estate broker or agent who is or might be entitled to a commission in connection with this Sublease. Each party agrees to protect, defend, indemnify and hold the other harmless from and against any and all claims inconsistent with the foregoing representations and warranties for any brokerage, finder’s or similar fee or commission in connection with this Sublease if such claims are based on or relate to any act of the indemnifying party which is contrary to the foregoing representations and warranties.

13. Successors and Assigns. This Sublease shall be binding upon and inure to the benefit of the successors and assigns of both Sublandlord and Subtenant and, to the extent any such assignment may be approved, Subtenant’s assigns.

14. Entire Agreement. This Sublease contains all the terms, covenants, conditions and agreements between Sublandlord and Subtenant relating in any manner to the rental, use and occupancy of the Sublease Premises. No prior agreement or understanding pertaining to the same shall be valid or of any force or effect. The terms, covenants and conditions of this Sublease cannot be altered, changed, modified or added to except by a written instrument signed by both Sublandlord and Subtenant.

15. Notices.

(a) In the event any notice from Landlord or otherwise relating to the Prime Lease or this Sublease is delivered to the Sublease Premises or is otherwise received by Subtenant, Subtenant shall, as soon as possible but in any event within one (1) business day, deliver such notice to Sublandlord if such notice is in writing or advise Sublandlord by telephone if such notice is oral. In the event any notice from Landlord or otherwise relating to the Prime Lease or this Sublease is received by Sublandlord, Sublandlord shall, as soon as possible but in any event within one (1) business day, deliver such notice to Subtenant if such notice is in writing or advise Subtenant by telephone if such notice is oral.

(b) Notices and demands required or permitted to be given by either party to the other with respect to this Sublease or to the Sublease Premises shall be in writing and shall not be effective for any purpose unless the same shall be served either by personal delivery with a receipt requested, by overnight air courier service, by facsimile with evidence of successful transmission and accompanied by a copy sent by United States certified or registered mail, postage prepaid, return receipt requested; provided, however, all notices of default shall be served either by personal delivery with a receipt requested or by overnight air courier service, addressed as follows:

If to Sublandlord:

B/E Aerospace Inc.

190 Oak Plaza Boulevard

Winston-Salem, NC 27105

Attn: Ken Rusterholz

Telephone: (336) 744-1044

Facsimile: (336) 744-3283

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With a copy to:

B/E Aerospace, Inc.

1400 Corporate Center Way

Wellington, FL 33414

Attention: General Counsel

Telephone: (561) 791-5000

Facsimile: (561) 791-3966

With a copy to:

Glen D. Taxman

Much Shelist

2 Park Plaza, Suite 1075

Irvine, CA 92614

Telephone: (949) 385-5353

Facsimile: (312) 521-2000

If to Subtenant:

Targacept, Inc.

100 North Main Street, Suite 1510

Winston-Salem, North Carolina 27101

Attention: Controller

Telephone: (336) 480-2100

Facsimile: (336) 480-2103

With copy to:

Targacept, Inc.

100 North Main Street, Suite 1510

Winston-Salem, North Carolina 27101

Attention: General Counsel

Telephone: (336) 480-2100

Facsimile: (336) 480-2103

All notices and demands shall be deemed to have been given when actually received or, if earlier, (i) four (4) days after mailing, if mailed, or (ii) if made by personal delivery, overnight air courier service or facsimile, then upon such delivery. Either party may change its address for receipt of notices by giving notice to the other party as provided in this Section 15.

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16. Authority. Subtenant represents and warrants to Sublandlord that this Sublease has been duly authorized, executed and delivered by and on behalf of Subtenant and constitutes the valid, enforceable and binding agreement of Subtenant enforceable in accordance with the terms of this Sublease. Sublandlord represents and warrants to Subtenant that this Sublease has been duly authorized, executed and delivered by and on behalf of Sublandlord and constitutes the valid, enforceable and binding agreement of Sublandlord enforceable in accordance with the terms of this Sublease.

17. Consent of Landlord. The obligations of Sublandlord and Subtenant, respectively, under this Sublease are conditioned and contingent upon obtaining Landlord’s consent to this Sublease as evidenced by Landlord’s full execution and irrevocable delivery to Sublandlord and Subtenant of the Consent Agreement.

18. Examination. No lease, sublease or obligation on Sublandlord or Subtenant shall arise until this instrument is signed and delivered by Sublandlord and Subtenant and the fully executed Consent Agreement is obtained as described in Section 17 above.

19. Covenant of Quiet Enjoyment. Sublandlord covenants that Subtenant, on paying the Gross Rent and charges for services and other payments required under this Sublease, and on keeping, observing and performing all of the other terms, covenants, conditions, provisions and agreements contained in this Sublease, shall, during the term of this Sublease, be entitled to have, hold, and quietly enjoy the Sublease Premises subject to the terms, covenants, provisions and agreements of this Sublease.

20. Counterparts/Facsimile/Electronic Signature. Signatures transmitted and received via facsimile or electronic mail will be treated for all purposes under this Sublease as original signatures and will be deemed valid, binding and enforceable by and against the all parties. Transmitted copies (reproduced documents that are transmitted via photocopy, facsimile, electronically or any other process that accurately transmits the original) will be considered documents equivalent to the original documents. This Sublease may be executed in multiple counterparts, each of which shall be deemed an original, but all of which, together, shall constitute but one and the same instrument.

21. Costs of Enforcement. If either Sublandlord or Subtenant brings an action to enforce the terms of this Sublease or declare rights under this Sublease, the prevailing party in any such action, or appeal, shall be entitled to its reasonable attorneys’ fees and court costs to be paid by the losing party as fixed by the court in the same or separate suit and whether or not such action is pursued to decision or judgment. The attorneys’ fee award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys’ fees and court costs reasonably incurred.

22. Time of Essence. Time is of the essence of this Sublease.

23. Severability and Governing Law. If any term, covenant or condition of this Sublease or the application thereof to any person, entity or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Sublease, or the application of such term, covenant, or condition to persons, entities or circumstances other than those to which it is invalid or unenforceable, shall not be affected thereby, and each term, covenant or condition of this

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Sublease shall be valid and enforced to the fullest extent permitted by law. This Sublease shall be governed by and construed in accordance with the law of the State of North Carolina, without regard to the principles of conflict of laws.

24. Entire Agreement. This Sublease contains the entire agreement of the parties regarding the Sublease Premises, and no representations, inducements, promises or agreements, oral or otherwise, between the parties, not embodied herein, will be of any force or effect.

25. Recitals, Schedules and Exhibits. All Recitals set forth above and all Schedules and Exhibits attached hereto are incorporated herein as matters of contract.

[signature pages to follow]

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Sublandlord and Subtenant have caused this Sublease to be executed as of the date first above written.

SUBLANDLORD:		SUBTENANT:

B/E AEROSPACE, INC.,		TARGACEPT, INC.,
a Delaware corporation		a Delaware corporation

By:	/s/ Eric J. Wesch	By:	/s/ Alan A. Musso
Eric J. Wesch, Vice President - Finance and Treasurer			Alan A. Musso, Senior Vice President, Finance and Administration and Chief Financial Officer

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SCHEDULE 1

Consent Agreement

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LANDLORD’S CONSENT TO SUBLEASE

The undersigned, SL Winston-Salem LLC, a Delaware limited liability company, hereby: (i) acknowledges receipt of a copy of, and consents to and approves, that certain Sublease dated November     , 2012 by and between B/E Aerospace, Inc., a Delaware corporation, as sublandlord, and Targacept, Inc., a Delaware corporation, as subtenant (the “Sublease”), for that certain space comprising approximately 18,282 rentable square feet on the 15th floor of the building located at 100 Main Street, Winston- Salem N.C., including, but not limited to, all parking rights and all signage rights of B/E Aerospace, Inc., contained in that certain Office Lease Agreement dated as of July 16, 2007 by and between B/E Aerospace, Inc., as Tenant, and First States Investors 3300, LLC, as Landlord, as amended by that certain First Amendment to Lease dated as of October 8, 2010, and by that certain Second Amendment to Lease dated as of February 7, 2011 (collectively, the Prime Lease”); (ii) agrees that no exercise by Targacept, Inc., as subtenant under the Sublease, of any of the rights, remedies and options contained therein shall constitute a default or event of default under the Prime Lease; and (iii) agrees that each of B/E Aerospace, Inc. and Targacept, Inc. shall have the right to rely upon this Landlord’s Consent to Sublease.

Dated this      day of November, 2012.

SL Winston-Salem LLC

By:
Its:

EXHIBIT A

Prime Lease

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PROPERTY: WBBD-3360 Wachovia Center Tower

PREPARED BY: Peter W. Hilton-Kingdon

OFFICE LEASE AGREEMENT

This Office Lease Agreement (“Lease”) is entered into as of July 16, 2007 (“Effective Date”) by and between First States Investors 3300, LLC, a Delaware limited liability company, with an address at 610 Old York Road, Suite 300, Jenkintown, Pennsylvania 19046 (“Landlord”), and B/E Aerospace, Inc., a Delaware corporation with an address at 1455 Fairchild Road, Winston-Salem, North Carolina 27105 (“Tenant”). Landlord and Tenant, each intending to be legally bound, hereby mutually covenant and agree as follows:

ARTICLE 1 - FUNDAMENTAL LEASE PROVISIONS

The following terms shall have the meanings set forth below, subject to further definition and elaboration elsewhere in this Lease.

“Base Rent”	Beginning	Ending	Rent/SF	Monthly	Annual
	Commencement Date	Month 12	$15.00	$9,853.75	$118,245.00
	Month 13	Month 24	$15.50	$10,182.21	$122,186.50
	Month 25	Month 36	$16.00	$10,510.67	$126,128.00
“Base Year”	2007
“Building”	Wachovia Center Tower 100 North Main Street Winston-Salem, North Carolina 27101, containing a total of 546,020 rentable square feet
“Claims”	Any and all claims, losses, costs, injuries, damages, expenses, liabilities, liens, actions, causes of action (whether in tort or contract, law or equity, or otherwise), charges, assessments, fines, and penalties of any kind (including consultant and expert expenses, court costs, and attorneys’ fees actually incurred).
“Commencement Date”	July 15, 2007
“Common Areas”	All areas in the Property (defined below) except those areas occupied by Landlord or leased to tenants or held for lease to tenants, including, without limitation, parking areas, streets, driveways, aisles, sidewalks, curbs, delivery passages, loading areas, lighting facilities, mechanical rooms, elevator areas, common areas (such as corridors, bathrooms and similar areas) on multi-tenant floors, other Building common areas and all other areas situated on or in the Property which are designated by Landlord, from time to time, for use by, or for benefit of, all tenants and occupants of the Property in common.

“Default Rate”	The lesser of the maximum annual rate of interest permitted by applicable law or 12% per annum
“Expiration Date”	The last day of the thirty-sixth (36th) month following the Commencement Date, unless extended or sooner terminated as provided for herein.
“Hazardous Material”	Any substance that is toxic, ignitable, reactive, or corrosive and that is now or hereafter regulated by any local government, the state where the Property is located, or the United States Government, including without limitation, asbestos, polychlorobiphenyls (“PCB’s”), petroleum products or distillates, any and all material or substances that are defined as “hazardous waste,” “extremely hazardous waste,” or a “hazardous substance” pursuant to state, federal, or local governmental law.
“Landlord Broker”	Cindy Christopher (Meridian Realty) 318 Indera Mills Court Winston-Salem, North Carolina 27101

“Landlord Notice Address”

First States Investors 3300, LLC

610 Old York Road, Suite 300

Jenkintown, PA 19046

Attn: Lease Administration

With a copy to:

First States Management Corp., LP.

680 Old York Road

Suite 200

Jenkintown, PA 19046

Attn: Vice President – Property Management

“Landlord Related Party”	Landlord’s members and their directors and officers, employees, Landlord’s property real estate management companies and lenders or land lessors if applicable
“Late Charge”	5%
“Leasehold Improvements”	Improvements to the Premises made to meet the needs of Tenant whether installed prior to or during the Term and whether paid for by Landlord, a prior tenant, Tenant, or any combination thereof. Leasehold Improvements shall include, but are not limited to carpeting, wall coverings and draperies.
“Permitted Use”	General office use and for no other purpose; provided, however, that Tenant shall not under any circumstances be permitted to use the Premises for “retail banking purposes”, which shall include, but not be limited to, the accepting of deposits from, or the making of loans to, the general public, whether by a national bank, credit union, state bank, savings bank or other entity or person.
“Premises”	That portion of the 26th floor of the Building, as indicated on the floor plan attached hereto as Exhibit “A”, known as Suite 2600, containing an aggregate of approximately 7,883 rentable square feet.
“Property”	The Building and real property upon which the Building is situated
“Proportionate Share”	1.4437%
“Rent Commencement Date”	August 1, 2007, subject to Section 2.2 below.
“Riders”

The following Riders, if any, are attached to and form a part of this Lease. In the event of a conflict between the terms of the Rider and the terms of this Lease, the terms of the particular Rider shall control:

Exhibit “B” Renewal Option Rider

Exhibit “C” Parking Lot Rider

Exhibit “D” Right of First Refusal (Lease) Rider

Exhibit “E” Leasehold Improvement Rider

“Security Deposit”	N/A
“Tenant Broker”	N/A
“Tenant Notice Address”	B/E Aerospace, Inc. 1455 Fairchild Road Winston-Salem, NC 27105 Attn: Evan Stewart

“Tenant Related Parties”	Including but not limited to Tenant’s customers, employees, agents, guests, contractors, subtenants, licensees, concessionaires, invitees or their related parties.
“Term”	The period commencing on the Commencement Date and ending on the Expiration Date.

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ARTICLE 2 - GRANTING CLAUSE AND RENT PROVISIONS

2.1 Grant of Premises. In consideration of the obligation of Tenant to pay the rent and other charges as provided in this Lease and in consideration of the other terms and provisions of this Lease, Landlord hereby leases the Premises to Tenant during the Term, subject to the terms and provisions of this Lease.

2.2 Term. The Term shall commence on the Commencement Date and end on the Expiration Date. The Commencement Date shall constitute the commencement of the Term for all purposes, whether or not Tenant has actually taken possession. If for any reason the Premises are not ready for occupancy by the Rent Commencement Date, Landlord shall not be liable for any claims or damages by reason thereof, but in such event the Expiration Date shall be extended by the number of days between the Rent Commencement Date and the actual Rent Commencement Date. Within ten (10) days of the date the Commencement Date or Rent Commencement Date are determined by Landlord, in Landlord’s reasonable discretion, Landlord shall confirm the Commencement Date, Rent Commencement Date and Expiration Date with Tenant. The foregoing notwithstanding, Tenant shall have a right of access to the Premises beginning as of the Effective Date to allow into the Premises, provided that Tenant has all applicable insurance coverage pursuant to Section 7.6 in effect as of the Effective Date and that Tenant shall not commence the conduct of its business at the Premises prior to the stated Commencement Date, and in any event the Rent Commencement Date shall remain the date specified in Article 1 as an accommodation to Tenant to allow time between the Commencement Date and the Rent Commencement Date for Tenant to perform and complete such work within the Premises.

2.3 Base Rent; Late Payment. Tenant agrees to pay the Base Rent to Landlord in equal monthly installments in advance, commencing on the Rent Commencement Date and continuing during the Term, without demand, offset or reduction. One (1) monthly installment of Base Rent shall be due and payable on the date of execution of this Lease by Tenant for the first month’s rent and a like monthly installment shall be due and payable on or before the first day of each calendar month succeeding the Rent Commencement Date during the Term. If the Rent Commencement Date should be a date other than the first day of a calendar month, the monthly rent for the first partial month shall be prorated on a per diem basis. Any increases in Base Rent during the Term shall occur on the first day of the calendar month in which such increase is scheduled to occur. Tenant shall pay, as additional rent, all other sums due under this Lease. Base Rent and additional rent are sometimes collectively called “rent”. All rent due under the terms of this Lease shall be payable to Landlord and forwarded to Landlord at the address section forth in Article 1, or to such other address as Landlord may designate by written notice to Tenant

2.4 Operating Expenses. If the Operating Expenses for the Property, in any calendar year during the Term, exceed the Operating Expenses for the Base Year, Tenant agrees to pay as additional monthly rent the Proportionate Share of such excess Operating Expenses, as estimated by Landlord from time to time. During any partial calendar year of the Term, Tenant’s Proportionate Share of Operating Expenses shall be adjusted based upon the actual number of days contained within the Term during such partial calendar year. By April 30th of each calendar year, Landlord will provide Tenant an itemized statement showing in reasonable detail all additional rent due (or any overpayments made) under this Section and Tenant (or Landlord, as the case may be) shall pay such amount within thirty (30) days after receipt of such statement; provided, however, in no event shall Tenant be released of its obligation for such additional rent if Landlord fails to send Tenant a statement within the time specified above. In no event shall the Base Rent or other sums due under this Lease ever be reduced due to the operation of this Section 2.4 or to Operating Expenses being less for the Property than the Operating Expenses for the Base Year. The term “Operating Expenses” includes all expenses of Landlord with respect to the ownership, maintenance, servicing, repairing and operation of the Property, including, but not limited to: maintenance, repair and replacement costs (including the repairs specified in Section 5.1 below); electricity, water, sewer, gas and other utility charges; window washing and janitorial services; trash and snow and ice removal; landscaping and pest control; management fees (not to exceed 5% of total revenue from the Building)

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payable to third parties; wages and benefits payable to employees of Landlord’s property management company whose duties are directly connected with the operation and maintenance of the Property; all services, supplies, repairs, replacement or other expenses for maintaining and operating the Property including parking and Common Areas; the cost of repairing and replacing all building standard lighting fixtures in the Property, including, without limitation, bulbs and ballasts therefore; the cost of installation of any device or other equipment which is installed to improve the operating efficiency of any system and reduce Operating Expenses; all real property taxes and installments of special assessments which accrue against the Property during the Term; governmental levies or charges of any kind or nature assessed or imposed on the Property, whether by state, county, city of any political subdivision thereof; all insurance premiums Landlord is required to pay or deems necessary to pay, including hazard insurance and public liability insurance, with respect to the Property; all amounts paid for liability and casualty loss pursuant to insurance deductible amounts; and any amounts considered an operating, maintenance or management expense under generally accepted accounting principles.

The term “Operating Expenses” does not include: expenses for repairs, restoration or other work occasioned by fire, wind, the elements or other casualty that are paid by insurance; income and franchise taxes of Landlord; expenses incurred in leasing to or procuring of tenants, leasing commissions, advertising expenses and expenses for the renovating of space for Landlord or for new tenants; interest or principal payments on any mortgage encumbering the Property; expenses for repairs or other work occasioned by condemnation, to the extent reimbursed by condemnation proceeds; any expense required to be fully reimbursed to Landlord by Tenant or any other tenant of the Property (whether or not actually paid), or any expenses billed to and required to be paid directly by same (whether or not actually paid) for their own account or on Landlord’s behalf; or legal expenses incurred in connection with leasing the Property or enforcement of Property leases. Tenant’s obligations under this Section shall survive the expiration or earlier termination of the Lease.

2.5 Late Payment Charge. Other remedies for nonpayment notwithstanding, if any monthly rental payment is not received by Landlord on or before the fifth (5th) day of the month for which the rent is due, or if any other payment hereunder due Landlord by Tenant is not received by Landlord within five (5) days of the date such amount became due, Tenant shall pay the Late Charge multiplied by such past due amount, which shall become due and payable in addition to such amounts owed under this Lease. All amounts more than thirty (30) days past due shall accrue interest at the Default Rate.

2.6 Security Deposit. The Security Deposit shall be paid concurrent with Tenant’s execution of this Lease and held by Landlord for the performance of Tenant’s covenants and obligations under this Lease, it being expressly understood that the Security Deposit shall not be considered an advance payment of rental or a measure of Landlord’s damage in case of default hereunder by Tenant, and shall be held by Landlord without payment of any interest thereon. Upon the occurrence of any event of default by Tenant under this Lease, Landlord may, from time to time, without prejudice to any other remedy, use the Security Deposit to the extent necessary to make good any arrears of rent, or to repair any damage or injury, or pay any expense or liability incurred by Landlord as a result of the event of default or breach of covenant, and any remaining balance of the Security Deposit shall be returned by Landlord to Tenant upon the expiration or earlier termination of this Lease. If any portion of the Security Deposit is so used or applied, Tenant shall upon ten (10) days written notice from Landlord, deposit with Landlord by cash or cashier’s check an amount sufficient to restore the Security Deposit to its original amount. The Security Deposit may be assigned and transferred by Landlord to the successor in interest of Landlord and, upon acknowledgment by such successor of receipt of such security and its assumption of the obligation to account to Tenant for such security in accordance with the terms of this Lease, Landlord shall thereby be discharged of any further obligation relating thereto.

2.7 Holding Over. If Tenant does not vacate the Premises upon the expiration or earlier termination of this Lease, Tenant shall be a tenant at sufferance for the holdover period and all of the terms and provisions of this Lease shall be applicable during that period, except that Tenant shall pay Landlord (in addition to any other sums payable under this Lease) as Base Rent for the period of such holdover an amount equal to one and one-half times the Base Rent which would have been payable by Tenant had the holdover period been a part of the immediately preceding year of the Term (without waiver of Landlord’s right to recover damages as permitted by law). The rent

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payable during the holdover period shall be payable to Landlord on demand. No holding over by Tenant, whether with or without the consent of Landlord, shall operate to extend the Term. Tenant shall indemnify Landlord against all claims made by any tenant or prospective tenant against Landlord resulting from delay by Landlord in delivering possession of the Premises to such other tenant or prospective tenant.

2.8 Utility Charges. From and after the Commencement Date, Tenant shall pay, before any interest or penalty shall accrue thereon, all water and sewer rentals and charges and all charges for gas, electricity, telephone and communication services and other utility services used, rendered or consumed upon the Premises during the Term hereof. If any such services are not separately metered to the Premises, Tenant shall pay a reasonable proportion, to be determined by Landlord, of all charges jointly metered with other premises. Tenant has the right, upon notice to Landlord and at Tenant’s sole cost and expense, to install and pay for all separate utility meters necessary to permit the Premises to be separately billed for utilities.

ARTICLE 3 - OCCUPANCY, USE AND OPERATIONS

3.1 Use. Tenant warrants and represents to the Landlord that the Premises shall be used and occupied only for the Permitted Use. Tenant shall occupy the Premises, conduct its business and control its agents, employees, invitees and visitors in such a manner as is lawful, reputable and will not create a nuisance to other occupants or tenants in the Building. Tenant shall not solicit business, distribute handbills or display merchandise within the Common Areas, or take any action which would interfere with the rights of other persons to use the Common Areas. Tenant shall not permit any operation which emits any odor or matter which intrudes into other portions of the Property, use any apparatus or machine which makes undue noise or causes vibration in any portion of the Property or otherwise interfere with, annoy or disturb any other tenant in its normal business operations or Landlord in its management of the Property. Tenant shall neither permit any waste on the Premises nor allow the Premises to be used in any way which would, in the reasonable opinion of Landlord, be extra hazardous on account of fire or which would in any way increase or render void the fire insurance on the Property. Tenant has inspected the Premises and the Building and accepts them in their present “AS-IS” condition, except for the work to be performed by Landlord under Section 6.1 of the Lease.

3.2 Signs. Except as set forth herein, no signs of any type or description shall be erected, placed or painted in or about the Premises or Building except those signs submitted to Landlord in writing and approved by Landlord in writing, and which signs are in conformity with all laws, ordinances, regulations, and restrictions, of any kind or nature relating to such signage. Landlord reserves the right to remove, at Tenant’s expense, all signs other than signs approved in writing by Landlord under this Section 3.2, without notice to Tenant and without liability to Tenant for any damages sustained by Tenant as a result thereof and Tenant shall repair any damage caused by such removal. All such permitted signs shall, at the sole cost and expense of Tenant, be maintained and repaired in first-class condition by Tenant throughout the Term. Upon expiration or termination of this Lease, all signs installed by Tenant shall be removed and any damage resulting therefrom shall be promptly repaired, or such removal and repair may be done by Landlord and the cost charged to Tenant as additional rent.

3.3 Compliance with Laws, Rules and Regulations. Tenant, at Tenant’s sole cost and expense, shall comply with all laws, ordinances, orders, rules and regulations of state, federal, municipal or other agencies or bodies having jurisdiction over the use, condition or occupancy of the Premises. Tenant shall procure at its own expense all permits and licenses required for the transaction of its business in the Premises. Tenant will comply with the rules and regulations of the Property adopted from time to time by Landlord, a copy of which rules and regulations will be delivered to Tenant and which shall not materially or adversely affect the terms of this Lease. Tenant shall reimburse Landlord on demand for any expenses which Landlord may incur in effecting compliance with Tenant’s obligations and agrees that Landlord shall not be liable for any damages resulting to Tenant from such action. Landlord shall apply the rules in a non-discriminatory manner to Tenant and have the right at all times to change and amend the rules and regulations in any reasonable manner as it may deem advisable for the safety, care, cleanliness, preservation of good order and operation or use of the Property or the Premises. All changes and amendments to the rules and regulations of the Property will be forwarded by Landlord to Tenant in writing and shall thereafter be carried out and observed by Tenant. With respect to any

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alteration or installation of improvements, fixtures or facilities required by any legal requirement (including the Americans with Disabilities Act of 1990), Tenant shall be responsible for compliance at its expense to the extent such requirement is applicable to the Premises. Landlord will, at its expense comply with any such requirement to the extent applicable to the Common Areas; provided, however, that to the extent that the requirement would not have applied but for this Lease or Tenant’s specific use of the Premises or an act or omission of Tenant, its employees, agents or invitees; or in the event Tenant occupies a full floor in the Building, then Tenant shall pay the cost of such compliance to Landlord on demand.

3.4 Environmental Matters.

(a) Tenant shall not cause or permit any Hazardous Material to be used, stored, generated, or disposed of on or in the Premises or the Property by Tenant, Tenant’s agents, employees, contractors, or invitees. If Hazardous Materials are used, stored, generated, or disposed of on or in the Premises or the Property, or if the Premises or the Property become contaminated in any manner for which Tenant is legally liable, Tenant shall indemnify, defend and hold harmless the Landlord, its officers, directors, trustees, shareholders, members, partners, employees and agents from any and all claims, demands, causes of action, damages, fines, judgments, penalties, costs, liabilities, expenses or losses (including, without limitation, a decrease in value of the Premises or the Property, damages caused by loss or restriction of rentable or usable space, or any damages caused by adverse impact on marketing of the space, and any and all sums paid for settlement of claims, litigation expenses, attorneys’ fees, court costs, consultant, and expert fees) of whatever kind or nature, known or unknown, contingent or otherwise, arising during or after the Term and arising as a result of that contamination by Tenant. This indemnification includes, without limitation, any and all costs incurred because of any investigation of the site or any cleanup, removal, or restoration mandated by a federal, state, or local agency or political subdivision. Without limitation of the foregoing, if Tenant causes or permits the presence of any Hazardous Material on the Premises or the Property and that results in contamination, Tenant shall promptly, at its sole expense, take any and all necessary actions to return the Premises or the Property to the condition existing prior to the presence of any such Hazardous Material on the Premises or the Property. Tenant shall first obtain Landlord’s approval for any such remedial action. The provisions of this paragraph shall be in addition to any other obligations and liabilities Tenant may have to Landlord at law or equity and shall survive the transactions contemplated herein and shall survive the termination of this Lease. Notwithstanding the foregoing, Tenant may use nominal amounts of Hazardous Materials as are normal and customary for general office use, provided that Tenant complies with all applicable laws relating thereto.

(b) Tenant shall not discharge, leak, or emit, or permit to be discharged, leaked, or emitted, any material into the atmosphere, ground, sewer system, or any body of water, if that material (as is reasonably determined by the Landlord, or any governmental authority) does or may pollute or contaminate the same, or may adversely affect (i) the health, welfare, or safety of persons, whether located on the Premises or elsewhere, or (ii) the condition, use or enjoyment of the Building or any other real or personal property. Tenant shall immediately notify Landlord of any release of any Hazardous Material on or near the Premises or the Property whether or not such release is in a quantity that would otherwise be reportable to a public agency and shall also comply with the notification requirements of any applicable state, local, or federal law or regulation.

3.5 Warranty of Possession. Landlord and Tenant each warrants that it has the right and authority to execute this Lease, and Landlord warrants to Tenant, that upon payment of the required rents by Tenant and subject to the terms, conditions, covenants and agreements contained in this Lease, Tenant shall have possession of the Premises during the Term, without hindrance from Landlord or any person or persons lawfully claiming the Premises by, through or under Landlord (but not otherwise); subject, however, to all mortgages, deeds of trust, leases and agreements to which this Lease is subordinate and to all laws, ordinances, orders, rules and regulations of any governmental authority.

3.6 Inspection. Landlord or its authorized agents shall at any and all reasonable times and upon twenty-four (24) hours prior notice (except in the event of an emergency or to provide any service or repair required hereunder) have the right to enter the Premises to inspect the same, to show the Premises to prospective

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mortgages, purchasers or prospective tenants, and to alter or improve or repair the Premises or any other portion of the Property. Tenant hereby waives any claim for abatement or reduction of rent or for any damages for injury or inconvenience to or interference with Tenant’s business, for any loss of occupancy or use of the Premises, and for any other loss occasioned thereby, unless caused by the gross negligence or willful misconduct of Landlord or Landlord’s agents or employees. Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises. Tenant shall not change Landlord’s lock system or in any other manner prohibit Landlord from entering the Premises. Landlord shall have the right at all times to enter the Premises by any means in the event of an emergency without liability therefor.

3.7 Personal Property Taxes. Tenant shall be liable for all taxes levied against leasehold improvements, merchandise, personal property, trade fixtures and all other taxable property located in the Premises. If any such taxes for which Tenant is liable are levied against Landlord or Landlord’s property and if Landlord elects to pay the same or if the assessed value of Landlord’s property is increased by inclusion of personal property and trade fixtures placed by Tenant in the Premises and Landlord elects to pay the taxes based on such increase, Tenant shall pay to Landlord, upon demand, that part of such taxes for which Tenant is primarily liable pursuant to the terms of this Section. Tenant shall pay when due any and all taxes related to Tenant’s use and operation of its business in the Premises.

ARTICLE 4 - BUILDING SERVICES

4.1 Building Services. During the Term, Landlord shall provide (a) water at those points of supply provided for general use of other tenants in the Building and electricity for use in the Premises, (b) central heating and air conditioning in season, and at temperatures and in amounts as are considered by Landlord to be standard or in compliance with any governmental regulations, such service at times other than regular hours to be furnished upon not less than twenty-four (24) hours advance notice from Tenant, who shall bear the entire cost thereof at the rate established by Landlord, (c) self-operated passenger elevator service, if applicable, and (d) janitorial service for the Premises, Building and Common Areas which shall only include, however, the sweeping and cleaning of floors, the cleaning of lavatories and toilets located in the Common Areas, the washing of exterior windows, the dusting of light fixtures and air grills, and the disposal of trash from the Premises, Building and Common Areas. Tenant shall pay all utility, telephone and telecommunications charges and shall provide all services not enumerated in this Section. Landlord may, in its sole discretion, provide additional services not enumerated herein. Failure by Landlord to any extent to provide these defined services or any other services not enumerated, or any cessation thereof, shall not render Landlord liable in any respect for damages to either person or property, be construed as an eviction of Tenant, work an abatement of rent or relieve Tenant from fulfillment of any covenant in this Lease, provided such services are restored within ten (10) business days after Tenant delivers written notice to Landlord of the failure of such services to be provided to the Premises. If any essential building service is not restored within such ten (10) business days and, as a result, such failure to restore such services interferes with Tenant’s use and occupancy of all or any portion of the Premises, Tenant shall be entitled to abatement of rent for the portion (or all) of the Premises it is unable to use from the date of such cessation until the date such services are restored or the date Tenant recommences its use of the Premises (or the portion thereof affected by the cessation); provided, that if such essential building services are not restored within 30 days following the delivery of such notice and the interruption is not due to an event described in Sections 7.1 or 7.2, then Tenant, at its sole option and sole remedy, may terminate the Lease upon delivery of written notice to Landlord prior to restoration of the services. If any of the equipment or machinery useful or necessary for provision of utility services, and for which Landlord is responsible, breaks down, or for any cause ceases to function properly, Landlord shall use reasonable diligence to repair the same promptly, but Tenant shall have no claim for rebate of rent or damages on account of any interruption in service occasioned from the repairs. Landlord reserves the right from time to time to make changes in the utilities and services provided by Landlord to the Property.

For purposes of this Section 4.1, the term “regular hours” means 8:00 a.m. to 6:00 p.m. on weekdays and 8:00 a.m. to 1:00 p.m. on Saturday; and “holidays” means New Year’s Day, Martin Luther King Day, President’s Day, Memorial Day, Fourth of July, Labor Day, Columbus Day, Thanksgiving and Christmas, together with such other holidays designated by Landlord consistent with those holidays designated by national banks located in the county in which the Building is located.

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4.2 Theft or Burglary. Landlord shall not be liable to Tenant for losses to Tenant’s property or personal injury caused by criminal acts or entry by any person into the Premises or the Property, except to the extent that same results from the gross negligence or willful act of Landlord or its agents or employees.

ARTICLE 5 - REPAIRS AND MAINTENANCE

5.1 Landlord Repairs. Landlord shall not be required to make any improvements, replacements or repairs of any kind or character to the Premises during the Term except as are set forth in this Section. Landlord shall maintain in a first-class working condition and in a good state of repair (and replace as necessary) only the roof, foundation, parking and Common Areas, the exterior walls, doors, corridors, windows and other structures or equipment serving the Premises, including the plumbing, electrical system and HVAC systems. Landlord shall not be liable to Tenants, except as expressly provided in this Lease, for any damage or inconvenience, and Tenant shall not be entitled to any damages nor to any abatement or reduction of rent by reason of any maintenance, repairs, replacements, alterations or additions made by Landlord under this Lease. All requests for repairs or maintenance that are the responsibility of Landlord pursuant to this Lease must be made in writing to Landlord. Landlord shall use reasonable efforts not to disturb Tenant’s conduct of business within the Premises in the course of performing such repairs.

5.2 Tenant Repairs. Tenant, at its own cost and expense, shall perform such maintenance, repairs and replacements as are required in order to keep the Premises in a first-class condition (except only for those items that are the responsibility of Landlord under Section 5.1) and shall repair or replace any damage or injury to all or any part of the Premises and/or the Property, caused by any act or omission of Tenant or Tenant’s agents, employees, invitees, licensees or visitors.

5.3 Tenant Damages. Tenant shall not allow any damage to be committed on any portion of the Premises or Property, and at the termination of this Lease, by lapse of time or otherwise, Tenant shall deliver the Premises to Landlord in as good condition as existed at the Commencement Date of this Lease, ordinary wear and tear excepted. The cost and expense of any repairs necessary to restore the condition of the Premises shall be borne by Tenant.

ARTICLE 6 - ALTERATIONS AND IMPROVEMENTS

6.1 Construction. Tenant acknowledges and agrees that, except as provided in the Leasehold Improvement Rider attached as Exhibit “E”, Landlord has not undertaken to perform any modification, alteration or improvements to the Premises, and Tenant further waives any existing (but not latent) defects in the Premises and accepts (1) the Premises as suitable for the purpose for which they are leased and (2) the Property and every part and appurtenance thereof as being in good and satisfactory condition.

6.2 Tenant Improvements. Tenant shall not make or allow to be made any alterations, physical additions or improvements in or to the Premises without first obtaining the written consent of Landlord, which consent may in the sole and absolute discretion of Landlord be denied. Landlord’s failure to respond in writing to Tenant’s request for any alterations, physical additions or improvements within fifteen (15) days of receipt thereof shall be deemed Landlord’s disapproval of such request. Any alterations, physical additions or improvements to the Premises made by or installed by either party hereto shall remain upon and be surrendered with the Premises and become the property of Landlord upon the expiration or earlier termination of this Lease without credit to Tenant; provided, however, Landlord, at its option, may require Tenant to remove any physical improvements or additions and/or repair any alterations in order to restore the Premises to the condition existing at the time Tenant took possession, all costs of removal and/or alterations to be home by Tenant. This clause shall not apply to moveable equipment, furniture or moveable trade fixtures owned by Tenant, which may be removed by Tenant at the end of the Term if Tenant is not then in default and if such equipment and furniture are

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not then subject to any other rights, liens and interests of Landlord. Tenant shall have no authority or power, express or implied, to create or cause any mechanic’s or materialman’s lien, charge or encumbrance of any kind against the Premises, the Property or any portion thereof. Tenant shall promptly cause any such liens that have arisen by reason of any work claimed to have been undertaken by or through Tenant to be released by payment, bonding or otherwise within ten (10) days after Tenant first has notice thereof, and shall indemnify and defend Landlord against liability or loss arising out of any such claim (including, without limitation, legal fees and court costs). Landlord specifically approves the installation of carpeting and the painting of walls within the Premises by Tenant at Tenant’s expense, which alterations shall not be required to be removed by Tenant upon any termination of the Lease Term.

6.3 Common and Service Area Alterations. Landlord shall have the right to decorate and to make repairs, alterations, additions, changes or improvements, whether structural or otherwise, in, about or on the Property or any part thereof, and to change, alter, relocate, remove or replace service areas and/or Common Areas, to place, inspect, repair and replace in the Premises (below floors, above ceilings or next to columns) utility lines, pipes and the like to serve other areas of the Property outside the Premises and to otherwise alter or modify the Property, and for such purposes to enter upon the Premises and, during the continuance of any such work, to take such measures for safety or for the expediting of such work as may be required, in Landlord’s judgment, all without affecting any of Tenant’s obligations hereunder. Landlord shall use reasonable efforts not to disturb Tenant’s conduct of business within the Premises in the course of performing such rights under this Section.

ARTICLE 7 - CASUALTY AND INSURANCE

7.1 Lease Termination Due to Casualty. If the Premises should be totally destroyed by fire or other casualty, or if in the determination of Landlord the Premises should be damaged so that rebuilding cannot reasonably be completed substantially within one hundred eighty (180) days after Landlord’s receipt of written notification by Tenant of the destruction, or if the Premises are damaged or destroyed by casualty not covered by the standard broad form of fire and extended coverage insurance then in common use in the state where the Premises are located, or (unless Landlord has elected to self-insure) if the insurance proceeds received by Landlord from its insurance are not sufficient to completely restore the damage or destruction, or if all or any portion of such insurance proceeds are required by its lender to be applied against debt owed to such lender, or if the damage occurs during the last twelve (12) months of the Term, then, at Landlord’s sole option, this Lease may be terminated and, in such event, the rent shall be abated (and any pre-paid rent returned to Tenant, as applicable) for the unexpired portion of the Lease, effective as of the date of the damage.

7.2 Lease Continuation After Casualty. If following damage or destruction to the Premises by fire or other casualty, this Lease is not terminated pursuant to Section 7.1 hereof, Landlord shall proceed with reasonable diligence to rebuild or repair the Building or other improvements to substantially the same conditions in which they existed prior to the damage. If the Premises are to be rebuilt or repaired and are untenantable in whole or in part following the damage, and the damage or destruction was insured under Landlord’s Property Insurance, the Base Rent payable under this Lease during the period for which the Premises are untenantable shall be reduced (and any pre-paid rent returned or credited to Tenant, as applicable) to an amount determined by multiplying the Base Rent that would otherwise be payable but for this provision by the ratio that the portion of the Premises not rendered untenantable bears to the total area of the Premises prior to the casualty, Landlord’s obligation to rebuild or restore under this Section shall be limited to restoring to substantially the condition in which the same existed prior to the casualty, and Tenant shall, promptly after the completion of such work by Landlord, proceed with reasonable diligence and at Tenant’s sole cost and expense to otherwise make the Premises suitable for Tenant’s Permitted Use. If the damage or destruction occurs during a free-rent period, then the portion of the free-rent period affected by the casualty will begin to run after the end of the rent abatement period. In the event of any damage or destruction by fire or other casualty to any portion of the Building that may not result in direct damage or destruction to the Premises but that results in any restriction or limitation on access to or use of the Premises, then the Base Rent payable under this Lease during the period for which such access to or use of the Premises is restricted or limited shall be reduced in the same ratio as provided above in the event of damage or destruction that directly impacts the Premises.

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7.3 Landlord Insurance. Landlord shall at all times during the Term insure the Property against special perils of direct physical loss in an amount and with such deductibles as Landlord considers appropriate, as commercially available and generally acceptable for similar exposures; provided however, Landlord shall have the right to self-insure against the above-described risks and Landlord shall not in any way or manner insure any personal property (including, but not limited to, any furniture, machinery, goods or supplies) of Tenant upon or within the Premises, any fixtures installed or paid for by Tenant upon or within the Premises, or any Leasehold Improvements on the Premises. Tenant shall have no right in or claim to the proceeds of any policy of insurance maintained by Landlord even if the cost of such insurance is borne by Tenant.

7.4 Waiver of Subrogation or Recovery. NOTWITHSTANDING ANYTHING IN THIS LEASE TO THE CONTRARY, LANDLORD (INCLUDING LANDLORD RELATED PARTIES) AND TENANT HEREBY WAIVE AND RELEASE EACH OTHER (FOR THEMSELVES AND THEIR RESPECTIVE INSURERS) OF AND FROM ANY AND ALL RIGHT OF RECOVERY, CLAIM, ACTION OR CAUSE OF ACTION, AGAINST EACH OTHER, FOR ANY LOSS OR DAMAGE THAT MAY OCCUR TO THE PREMISES, IMPROVEMENTS TO THE PROPERTY, OR TENANT’S PERSONAL PROPERTY INCLUDING BUT NOT LIMITED TO TENANT’S TRADE FIXTURES, FURNISHINGS, TENANT IMPROVEMENTS, EQUIPMENT, ELECTRONIC EQUIPMENT AND MEDIA WITHIN THE PROPERTY, BY REASON OF FIRE OR THE ELEMENTS OR ANY CAUSE THAT IS INSURED AGAINST, IS INSURABLE AGAINST AT REGULAR RATES, OR IS REQUIRED BY THE TERMS OF THIS LEASE TO BE INSURED AGAINST (WHETHER OR NOT ACTUALLY INSURED) REGARDLESS OF CAUSE OR ORIGIN, INCLUDING NEGLIGENCE OF LANDLORD OR TENANT AND THEIR RELATED PARTIES AND STRICT LIABILITY OF ANY KIND, REGARDLESS OF THE AMOUNT OF THE PROCEEDS, IF ANY, PAYABLE UNDER SUCH INSURANCE. LANDLORD AND TENANT AGREE IMMEDIATELY TO HAVE THE INSURANCE POLICIES PROVIDE SUCH WAIVERS OF SUBROGATION TO EFFECTUATE THE FOREGOING.

7.5 Release and Hold Harmless. Except to the extent arising from Landlord’s gross negligence or intentional misconduct (or that of any Landlord Related Parties), Tenant releases and will indemnify and hold harmless Landlord and Landlord Related Parties from all Claims arising from or in connection with: (i) the conduct, operation or management of the Premises or of any business therein, or any work or thing whatsoever done, or any condition created in or about the Premises during the Term; (ii) the use of the Premises or the Property by Tenant or Tenant Related Parties; (iii) any act, omission or negligence of Tenant or any of Tenant Related Parties; (iv) any breach or default on the part of Tenant in the observance or performance of any of its agreements or obligations hereunder; and (v) any accident, injury or damage whatsoever occurring in or at the Premises. Tenant hereby expressly releases and holds Landlord and Landlord Related Parties harmless from the consequences of any act or omission of Landlord or Landlord Related Parties (including but not limited to the failure or cessation of any service or utility provided by Landlord or Landlord Related Parties unless such act or omission constitute gross negligence or intentional misconduct by the Landlord or Landlord Related Parties). With respect to Tenant’s indemnification obligations, Tenant will indemnify and defend with counsel reasonably satisfactory to Landlord, and shall not settle any claim without Landlord’s reasonable prior approval. Landlord shall indemnify, protect, defend, and hold Tenant and Tenant Related Parties harmless from and against any and all claims, actions, damages, liabilities, demands, costs and expenses of every kind and nature (including attorneys’ fees and court costs) in connection with injury (including death) or damage to any person, property or business that occurs in or about the Building and that results from the gross negligence or willful misconduct of Landlord, Landlord Related Parties, its agents or contractors or that results from the Landlord’s breach of this Lease.

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7.6 Tenant’s Insurance.

(1) Liability Insurance. Tenant at all times during the Term shall, at its own expense, keep in full force and effect commercial general liability (CGL) insurance and, if necessary, commercial umbrella insurance with a limit of not less than $2,000,000 each occurrence. If such insurance contains a general aggregate limit, it shall apply separately to this location. CGL insurance shall be written on ISO occurrence form CG 00 01 12 04 (or a substitute form providing equivalent coverage) and shall cover liability arising from premises, operations, independent contractors, products-completed operations, personal injury and advertising injury, and liability assumed under an insured contract. Landlord and Landlord Related Parties shall be included as additional insureds under the CGL, using ISO additional insured endorsement CG 20 10 11 85 or a substitute providing equivalent coverage, and under the commercial umbrella, if any. This insurance shall apply as primary insurance with respect to any other insurance or self-insurance programs afforded to Landlord. There shall be no endorsement or modification of the CGL to make it excess over other available insurance; alternatively, if the CGL states that it is excess or pro rata, the policy shall be endorsed to be primary with respect to the additional insured. Tenant waives all rights against Landlord for recovery of damages to the extent these damages are covered by the commercial general liability or commercial umbrella liability insurance. Tenant, shall continue at not less than the aforesaid limit until required to be changed by Landlord in writing by reason of changed economic conditions making such protection inadequate. Tenant shall carry Worker’s Compensation coverage with minimum limits as required by applicable law and Employer’s Liability coverage with minimum limits of $1,000,000. Tenant may carry a portion of Tenant’s insurance as an umbrella policy of insurance. Tenant waives all rights against Landlord for recovery of damages to the extent these damages are covered by the workers compensation and employers liability or commercial umbrella liability insurance obtained by Tenant. Where permitted by law, Tenant shall obtain an endorsement equivalent to WC 00 03 13 to affect this waiver.

(2) Property Insurance. Tenant shall also carry insurance against fire and such other risks as are from time to time included in Standard Special Form Insurance (including coverage against vandalism and malicious mischief) for the full replacement cost of Tenant’s trade fixtures, furnishings, Tenant Improvements, equipment and all items of personal property of Tenant located on or in the Premises and provide loss of rent coverage for a minimum period of 12 months.

(3) Other Insurance: Tenant shall provide any other insurance that would be reasonably requested by Landlord from time to time.

(4) Notifications. Upon the occurrence of any accident, injury or personal property casualty in or about the Premises or Property, Tenant shall give immediate notice thereof to Landlord, and shall provide Landlord with evidence that such liability of Landlord relating thereto is covered by the insurance which Tenant is required by this Lease to carry. If the Improvements, or any part thereof, are destroyed or damaged by any cause, Tenant shall give immediate notice thereof to Landlord.

(5) General Provisions.

a.	All insurance required to be carried by Tenant under this Lease shall be in form and content, and written by insurers acceptable to Landlord, in its sole discretion, subject to a minimum A.M. Best’s rating of A, Financial Strength X.

b.	Any deductibles or self-insured retentions must be disclosed in writing and are subject to Landlord approval.

c.	All policies of insurance shall contain clauses or endorsement to the effect that 30 days written notice will be given to Landlord if canceled or non-renewed.

d.

Duly executed certificates of insurance providing evidence of compliance with the requirements of this Lease together with satisfactory evidence of the payment of the premium thereof, shall be deposited with Landlord on the date Tenant first occupies the Premises and upon renewals of such policies not less than thirty (30) days prior to the expiration of the term of such coverage. Acceptance of insurance certificate

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by Landlord shall in no way limit or relieve Tenant of its duties and responsibilities under this Lease. Failure of Landlord to demand such certificate or other evidence of full compliance with these insurance requirements or failure of Landlord to identify a deficiency from evidence that is provided shall not be construed as a waiver of Tenant’s obligation to maintain such insurance. At Landlord’s discretion, copies of the insurance policies must be provided.

e.	If Tenant has obtained insurance coverage in amounts in excess of those listed above, such additional insurance coverage shall also inure to the benefit of the Landlord. If Tenant shall fail to comply with any of the requirements contained relating to insurance, Landlord has the right but not the obligation, to obtain such insurance and Tenant shall pay to Landlord, on demand as additional rent hereunder, the premium cost thereof.

ARTICLE 8 - CONDEMNATION

8.1 Substantial Taking. If in the determination of Landlord all or a substantial part of the Premises are taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain or by purchase in lieu thereof, and in the determination of Landlord or Tenant the taking would prevent or materially interfere with the use of the Premises for the purpose for which it is then being used, this Lease shall, at the option of either Landlord or Tenant, terminate and the rent shall be abated (or any pre-paid rent returned to Tenant, as applicable) during the unexpired portion of this Lease effective on the date physical possession is taken by the condemning authority.

8.2 Partial Taking. If a portion of the Premises shall be taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain or by purchase in lieu thereof, and this Lease is not terminated as provided in Section 8.1 above, Landlord shall restore and reconstruct, to the extent of condemnation proceeds (excluding any proceeds for land) actually received after the exercise by any mortgagee of the Property of an option to apply such proceeds against Landlord’s debt to such mortgagee, the Property and other improvements on the Premises to the extent necessary to make it reasonably tenantable. Effective as of the date of such taking, the rent payable under this Lease during the unexpired portion of the term shall be reduced (and any pre-paid rent returned or credited to Tenant, as applicable) to an amount determined by multiplying the Base Rent that would otherwise be payable but for this provision by the ratio that the portion of the Premises not rendered untenantable due to such taking bears to the total area of the Premises prior to the taking. If Landlord fails to substantially complete such restoration and reconstruction within one hundred eighty (180) days of the date of physical possession by the condemning authority, Tenant may at its option terminate this Lease by delivering written notice of termination to Landlord, whereupon all rights and obligations of this Lease shall cease to exist. However, if the portion of the Premises remaining after the taking contemplated by this Section renders the remainder of the Premises unsuitable, in Tenant’s reasonable business judgment, for the conduct of Tenant’s business, Tenant may terminate this Lease by written notice to Landlord within fifteen (15) days after the date possession is taken by the condemning authority, and rent shall be abated (and any pre-paid rent returned or credited to Tenant, as applicable), for the remaining term of this Lease effective as of the date of such taking.

8.3 Condemnation Proceeds. All compensation awarded for any taking (or the proceeds of private sale in lieu thereof), whether for the whole or a part of the Premises, shall be the property of Landlord (whether such award is compensation for damages to Landlord’s or Tenant’s interest in the Premises), and Tenant hereby assigns all of its interest in any such award to Landlord; provided, however, Landlord shall have no interest in any award made to Tenant for loss of business or for taking of Tenant’s fixtures and other property within the Premises if a separate award for such items is made to Tenant.

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ARTICLE 9 - ASSIGNMENT OR SUBLEASE

9.1 Tenant Assignment/Sublease. Tenant shall not assign or sublease, in whole or in part, this Lease, or allow it to be assigned or subleased, in whole or in part, by operation of law (except that merger shall not be subject to this restriction) or otherwise (including, without limitation, by dissolution or transfer of a controlling interest in any partnership or corporate Tenant, which dissolution or transfer shall be deemed an assignment) or mortgage or pledge the same, or sublet the Premises, in whole or in part, without the prior written consent of Landlord, which consent shall not be unreasonably withheld. In no event shall any such assignment or sublease ever release Tenant or any guarantor from any obligation or liability hereunder. No assignee or sublessee of the Premises of any portion thereof may further assign or sublet the Premises or any portion thereof. However, if Tenant is not then in default and if the Tenant then in possession of the Premises is BE Aerospace, Inc., Tenant shall have the right to assign this Lease or sublease all or any portion of the Premises to an affiliate of Tenant without requiring the prior consent of Landlord by giving notice thereof to Landlord at least ten (10) days prior to the effective date of such assignment or sublease, provided that such assignment or sublease shall be subject to all other provisions of this Lease and shall not effect a release of Tenant from any liability under this Lease. The term “affiliate” as used in this Section shall mean any corporation or other entity controlling, controlled by or under common control with (directly or indirectly) Tenant, including without limitation any parent corporation controlling Tenant or subsidiary that Tenant controls. The term “control” as used in this Section shall mean the power to direct or cause the direction of the management and policies of the controlled entity through the ownership of at least fifty percent (50%) of the vote of management or of equity owners of such controlled entity.

9.2 Landlord Assignment. Landlord shall have the right to sell, transfer or assign, in whole or in part, its rights and obligations under this Lease and in the Property. Any such sale, transfer or assignment shall operate to release Landlord from any and all liabilities under this Lease arising after the date of such sale, assignment or transfer.

9.3 Rights of Mortgagee. Subject to the terms of any non-disturbance agreement with any Lender, Tenant accepts this Lease subject and subordinate to any recorded lease, mortgage, deed to secure debt or deed of trust lien presently existing, if any, or hereafter encumbering the Property and any renewals, modifications, extensions or replacements thereof and to all existing ordinances and recorded restrictions, covenants, easements, and agreements with respect to the Property. Landlord hereby is irrevocably vested with full power and authority to subordinate Tenant’s interest under this Lease to any mortgage, deed to secure debt or deed of trust lien hereafter placed on the Property, and Tenant agrees upon demand to execute additional instruments subordinating this Lease as Landlord may require. Upon any foreclosure, or any other transfer of Landlord’s interest in the Property, whether or not in connection with a mortgage, Tenant hereby does, and hereafter agrees to attorn to the purchaser at such foreclosure sale or to the grantee under any deed in lieu of foreclosure or to any other transferee of Landlord’s interest, and shall recognize such purchaser, grantee, or other transferee as Landlord under this Lease, and no further attornment or other agreement shall be required to effect or evidence Tenant’s attornment to and recognition of such purchaser or grantee as Landlord hereunder. Such agreement of Tenant to attorn shall survive any such foreclosure sale, trustee’s sale, conveyance in lieu thereof, or any other transfer of Landlord’s interest in the Property. Tenant, upon demand, at any time, before or after any such foreclosure sale, trustee’s sale, conveyance in lieu thereof, or other transfer shall execute, acknowledge and deliver to the mortgagee any written instruments and certificates evidencing such attornment as the mortgagee or other prospective transferee may reasonably require, and Tenant hereby irrevocably appoints Landlord as Tenant’s agent and attorney-in-fact for the purpose of executing, acknowledging, and delivering any such instruments and certificates. Notwithstanding anything to the contrary implied in this Section, any mortgagee under any mortgage shall have the right at any time to subordinate any such mortgage to this Lease on such terms and subject to such conditions as the mortgagee in its discretion may consider appropriate. Landlord agrees that it shall exercise reasonable efforts to obtain a non-disturbance and attornment agreement (“SNDA”) for Tenant from any grantee or transferee, at Tenant’s sole cost and expense, upon written request from Tenant; provided, however, Tenant shall submit to Landlord with any such request a check in the amount of two thousand dollars ($2,000.00) for Landlord to hold in escrow to apply towards the costs of such SNDA.

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9.4 Estoppel Certificates. Tenant agrees to furnish, from time to time, within ten (10) days after receipt of a request from Landlord or Landlord’s mortgagee, a statement certifying to the extent requested such matters as may be reasonably required by Landlord or Landlord’s mortgagee. Any statement delivered pursuant to this Article may be relied upon by any mortgagee, beneficiary, purchaser or prospective purchaser of the Building or any interest therein.

ARTICLE 10 - LIENS

Tenant shall not suffer or permit the interest of Landlord in either the Premises or the Property to be subject to any construction, mechanics’, materialman’s liens or liens of any kind. All parties with whom Tenant may deal are put on notice that Tenant has no power to subject Landlord’s interest to any claim or lien of any kind or character, and all such persons so dealing with Tenant must look solely to the credit of Tenant, and not to Landlord’s assets or interest. Tenant shall put all such parties with whom Tenant may deal on notice of the terms of this Section. If at any time a lien or encumbrance is filed against either the Premises or the Property as a result of Tenant’s work, materials, or obligations, Tenant shall promptly discharge said lien or encumbrance by payment or bond.

ARTICLE 11 - DEFAULT AND REMEDIES

11.1 Default by Tenant. The following shall be deemed to be events of default by Tenant under this Lease: (1) Tenant shall fail to pay when due my installment of rent or any other payment required pursuant to this Lease within five (5) days after notice has been given to Tenant that payment is delinquent (however Landlord shall not be obligated to send notice of such failure to pay more than, two (2) times within a consecutive twelve (12) month period); (2) Tenant or any guarantor of Tenant’s obligations hereunder shall file a petition or be adjudged bankrupt or insolvent under any applicable federal or state bankruptcy or insolvency law or admit that it cannot meet its financial obligations as they become due, or a receiver or trustee shall be appointed for all or substantially all of the assets of Tenant or any guarantor of Tenant’s obligations hereunder; (3) Tenant or any guarantor of Tenant’s obligations hereunder shall make a transfer in favor of creditors or shall make an assignment for the benefit of creditors; (4) Tenant shall do or permit to be done any act which results in a lien being filed against the Premises or the Property; (5) the liquidation, termination, dissolution or (if the Tenant is a natural person) the death of any Tenant or any guarantor of Tenant’s obligations hereunder; or (6) Tenant shall be in default of any other term, provision or covenant of this Lease, other than those specified in subparts (1) through (5), above, and such default is not cured within thirty (30) days after written notice thereof to Tenant (provided that, if Tenant has exercised reasonable diligence to cure such default and such default cannot be cured within such thirty (30) day period despite reasonable diligence, Tenant shall not be in default under this provision unless Tenant fails thereafter diligently and continuously to prosecute the cure to completion, not to exceed thirty (30) additional days).

11.2 Remedies for Tenant’s Default. Upon the occurrence of any event of default set forth in this Lease, Landlord shall have the option to pursue any one or more of the remedies set forth in this Section 11.2 without any additional notice or demand:

(1) Without declaring the Lease terminated, Landlord may enter upon and take possession of the Premises, by legal process, and lock out, expel or remove Tenant and any other person who may be occupying all or any part of the Premises without being liable for any claim for damages, and relet the Premises on behalf of Tenant and receive the rent directly by reason of the reletting. Tenant agrees to pay Landlord on demand any deficiency that may arise by reason of any reletting of the Premises; further, Tenant agrees to reimburse Landlord for any expenditures made by it in order to relet the Premises, including, but not limited to, remodeling and repair costs.

(2) Without declaring the Lease terminated, Landlord may enter upon the Premises, by legal process, without being liable for any claim for damages, and do whatever Tenant is obligated to do under the terms of this Lease. Tenant agrees to reimburse Landlord on demand for any expenses, including

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without limitation reasonable attorney’s fees and expenses, which Landlord may incur in effecting compliance with Tenant’s obligations under this Lease; further, Tenant agrees that Landlord shall not be liable for any damages resulting to Tenant from effecting compliance with Tenant’s obligations under this Lease unless caused by the negligence or willful misconduct of Landlord.

(3) Landlord may terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to surrender the Premises, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises, by legal process, and lock out, expel or remove Tenant and any other person who may be occupying all or any part of the Premises without being liable for any claim for damages. Tenant agrees to pay on demand the amount of all loss and damage which Landlord may suffer for any reason due to the termination of this Lease under this Section 11.2, including (without limitation) loss and damage due to the failure of Tenant to maintain and/or repair the Premises as required hereunder and/or due to the inability of Landlord to relet the Premises on satisfactory terms or otherwise.

(4) Landlord may accelerate and sue for the entire balance of the unpaid rent for the remainder of the Term less the fair rental value of the Premises for the remainder of the Term, such result being reduced to its present value using a discount rate of five percent (5%), whereupon, Tenant shall immediately become liable for and pay on demand to Landlord said amount of accelerated damages, in addition to all past due Base Rent and other charges unpaid by Tenant.

(5) Landlord may exercise all rights and remedies that are available under the laws of the state where the Property is located and applicable federal law and at equity.

In addition to any other remedy set forth in this Lease, if Landlord has made rent concessions of any type or character, or waived any Base Rent, and Tenant fails to take possession of the Premises on the Commencement Date or otherwise defaults at any time during the Term, the rent concessions, including any waived Base Rent, shall be cancelled, and the amount of the waived Base Rent or other rent concessions shall be due and payable immediately as if no rent concessions or waiver of any Base Rent had ever been granted. A rent concession or waiver of the Base Rent shall not relieve Tenant of any obligation to pay any other charge due and payable under this Lease, including, without limitation, any sum due under Section 2.4 of this Lease. Notwithstanding anything contained in this Lease to the contrary, this Lease may be terminated by Landlord only by written notice of such termination to Tenant given in accordance with this Lease, and no other act or omission of Landlord shall be construed as a termination of this Lease. If Tenant defaults under this Lease at anytime during the Term, in addition to any other remedies to which Landlord is entitled, Tenant shall reimburse Landlord, within five (5) days of demand, the unamortized amount of the leasing commission paid to any broker in connection with this Lease.

11.3 Remedies Cumulative. All rights and remedies of Landlord herein or existing at law or in equity are cumulative and the exercise of one or more rights or remedies shall not be taken to exclude or waive the right to the exercise of any other.

11.4 Accord and Satisfaction. No payment by Tenant or receipt by Landlord or its employee or agent of a lesser amount than the Rent payable hereunder shall be deemed to be other than a payment on account to be credited against monies owed Landlord hereunder, in such order as Landlord may reasonably determine, nor shall any restrictive endorsement, statement or name on any check or any letter accompanying any check or payment delivered to Landlord or its employee or agent be deemed, declared or interpreted an accord and satisfaction; and Landlord or its agent may accept and deposit such check or payment without notice to Tenant, without same operating as a satisfaction or an acceptance of satisfaction by Landlord or its employee or agent, and without prejudice to Landlord’s right to recover the balance of any monies due hereunder, or to pursue any other remedy provided herein or by law.

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11.5 Landlord Default. The following shall be deemed to be events of default by Landlord under this Lease: (a) Landlord fails to observe or perform any of the covenants, conditions, or provisions of this Lease to be observed or performed by Landlord, where such failure continues for a period of ninety (90) days after written notice thereof from Tenant to Landlord; provided, however, that if the nature of the default requires more than ninety (90) days to effect the cure, then Landlord shall not be deemed to be in default if Landlord commences the cure within the thirty (90) day period and thereafter diligently prosecutes the cure to completion; or (b) Landlord makes any general arrangement or assignment for the benefit of creditors, or if Landlord becomes a “debtor” as defined in 11 U.S.C. section 101 or any successor statute thereto (unless, in the case of a petition filed against Landlord, the petition is dismissed within sixty (60) days), or the appointment of a trustee or receiver to take possession of the Premises where possession is not restored to Landlord within thirty (30) days, or the attachment, execution, or other judicial seizure or lien against the Premises, where such lien is not discharged within thirty (30) days. If Landlord commits an event of default under this Lease and Landlord does not remedy the event of default within the cure period provided in this Lease, Tenant may terminate this Lease by providing Landlord with ten (10) days prior written notice, in which case Tenant shall be relieved of its obligations hereunder from the date of termination in said notice, or Tenant shall be entitled to correct such default and to either (i) bring suit for the collection of any amounts for which Landlord may be in default, together with interest thereon at the Default Rate from the date of such expenditure; or (ii) to abate its rental obligations during the months following such default by an amount equal to any amounts for which Landlord is in default, together with interest thereon at the Default Rate from the date of such expenditure. Except as the context of the above sections indicates or expressly provides, Tenant’s rights and remedies are not intended to be exclusive, but shall be in addition to all other rights and remedies available to Tenant by statute, under the law, or in equity.

ARTICLE 12 - MISCELLANEOUS

12.1 Waiver. Failure of Landlord to declare an event of default immediately upon its occurrence, or delay in taking any action in connection with an event of default, shall not constitute a waiver of the default, but Landlord shall have the right to declare the default at any time and take such action as is lawful or authorized under this Lease. Pursuit of any one or more of the remedies set forth in Article 11 above shall not preclude pursuit of any remedy hereunder or at law constitute forfeiture or waiver of any rent or damages accruing to Landlord by reason of the violation of any of the terms, provisions or covenants of this Lease. Failure by Landlord to enforce one or more of the remedies provided hereunder or at law upon any event of default shall not be deemed or construed to constitute a waiver of the default or of any other violation or breach of any of the terms, provisions and covenants contained in this Lease. Landlord may collect and receive rent due from Tenant without waiving or affecting any rights or remedies that Landlord may have at law or in equity or by virtue of this Lease at the time of such payment. Institution of a forcible detainer action to re-enter the Promises shall not be construed to be an election by Landlord to terminate this Lease.

12.2 Successors. This Lease shall be binding upon and inure to the benefit of Landlord and Tenant and their respective heirs, personal representatives, successors and assigns.

12.3 Notices. Whenever this Lease requires or permits any consent, approval, notice, request or demand from one party to the other (collectively, “Notice”), such Notice must be in writing and shall be effective on the date of actual receipt of such Notice by the addressee or when the attempted initial delivery is refused or when it cannot be made because of a change in address of which the sending party has not been notified. The following shall, without limitation, be prima facia evidence of actual receipt of Notice by the addressee: (a) if mailed, by a United States certified mail return receipt, signed by the addressee or the addressee’s agent or representative, (b) if by a nationally-recognized overnight courier, by a receipt from the courier evidencing delivery, or (c) if hand delivered, by a delivery receipt signed by the addressee or the addressee’s agent or representative. The parties’ respective addresses for delivery of any Notice shall be as set forth on page 1 of this Lease, or to such other address as any party may have designated by Notice to the other.

12.4 Corporate Authority. If Tenant executes this Lease as a corporation, or a partnership (general or limited) or other entity, Tenant and each person executing this Lease on behalf of Tenant hereby personally

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represents and warrants that: Tenant is a duly authorized and existing corporation or partnership (general or limited) or other entity as provided herein; Tenant is qualified to do business in the state in which the Premises are located, the corporation or partnership (general or limited) or other entity as provided herein has full right and authority to enter into this Lease; each person signing on behalf of the corporation or partnership (general or limited) or other entity as provided herein is authorized to do so; and the execution and delivery of the Lease by Tenant will not result in any breach of, or constitute a default under any mortgage, deed of trust, lease, loan, credit agreement, partnership agreement, or other contract or instrument to which Tenant is a party or by which Tenant may be bound.

12.5 Multiple Tenants. If this Lease is executed by more than one person or entity as “Tenant”, each such person or entity shall be jointly and severally liable hereunder. It is expressly understood that any one of the named Tenants shall be empowered to execute any modification, amendment, exhibit, floor plan, or other document herein referred to and bind all of the named Tenants thereto; and Landlord shall be entitled to rely on same to the extent as if all of the named Tenants had executed same.

12.6 Broker Indemnification. Landlord represents and warrants to Tenant that no broker or agent engaged or contacted by Landlord either negotiated or was instrumental in negotiating or consummating this Lease other than the Landlord Broker, who shall be paid pursuant to a separate written agreement between Landlord and Landlord Broker, and Landlord agrees to indemnify Tenant against any loss, expense (including reasonable attorneys’ fees and costs), cost or liability incurred by Tenant as a result of Claims by any broker or finder other than the Landlord Broker. Tenant represents and warrants to the Landlord that no broker or agent engaged or contacted by Tenant either negotiated or was instrumental in negotiating or consummating this Lease other than the Tenant Broker, and Tenant agrees to indemnify Landlord against any loss, expense (including reasonable attorneys’ fees and costs), cost or liability incurred by Landlord as a result of Claims by any broker or finder other than the Tenant Broker contracted by or attributed to Tenant. Tenant Broker shall be paid by Landlord Broker and Tenant Broker shall look solely to Tenant or Landlord Broker for compensation and Landlord shall have no liability to Tenant Broker for any commission, finder’s fee or other compensation resulting from the negotiation or consummation of this Lease.

12.7 Interpretation. The captions appearing in this Lease are for convenience only and in no way define, limit, construe or describe the scope of intent of any Section. Grammatical changes required to make the provisions of this Lease apply (a) in the plural sense where there is more than one tenant, and (b) to either corporations, associations, partnerships or individuals, males or females, shall in all instances be assumed as though in each case fully expressed. The laws of the state where the property is located shall govern the validity, performance and enforcement of this Lease. This Lease shall not be construed more or less favorably with respect to either party as a consequence of the Lease or various provisions hereof having been drafted by one of the parties hereto.

12.8 Rent Tax. Tenant shall pay and be liable for all rental, sales and use taxes or other similar taxes (not including income tax levied against Landlord as a result of the receipt of payments under this Lease), if any, levied or imposed by any city, state, county or other governmental body having authority, such payments to be in addition to all other payments required to be paid to Landlord by Tenant under the terms of this Lease. Any such payment shall be paid concurrently with the payment of the rent, additional rent, or other charge upon which the tax is based as set forth above.

12.9 Severability. If any provision of this Lease or the application thereof to any person or circumstances shall be invalid or unenforceable to any extent, the remainder of this Lease and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law. Each covenant and agreement contained in this Lease shall be construed to be a separate and independent covenant and agreement, and the breach of any such covenant or agreement by Landlord shall not discharge or relieve Tenant from Tenant’s obligation to perform each and every covenant and agreement of this Lease to be performed by Tenant.

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12.10 Landlord’s Liability. The liability of Landlord for any breach or default by Landlord under the terms of this Lease, or otherwise for whatever reason regarding this Lease or the Property, whether such liability is in contract, tort or otherwise, shall, in each instance, be limited to the interest of Landlord in the Property, and Tenant agrees to look solely to Landlord’s interest in the Property as the same may then be encumbered, for the recovery of any judgment against Landlord, it being intended and agreed that neither Landlord nor, in any event, any person or entity comprising, owning or affiliated with Landlord, or any of the partners, shareholders, directors, officers, employees and representatives of Landlord or any such person or entity, shall ever be personally liable for any judgment or deficiency.

12.11 Sale of Property. Upon any conveyance, sale or exchange of the Premises or assignment of this Lease and provided the successor Landlord becomes liable for the obligations of “Landlord” herein, Landlord shall be and is hereby entirely free and relieved of all liability under any and all of its covenants and obligations contained in or derived from this Lease arising out of any act, occurrence, or omission relating to the Premises or this Lease occurring after the consummation of such sale or exchange and assignment.

12.12 Time is of the Essence. The timely performance of all of the covenants, conditions and agreements of this Lease is of the essence.

12.13 Security. Tenant acknowledges that one or more tenants in the Property, because such tenant(s) is a national bank, has or may have guards or other security personnel or security systems. Such guards, security personnel and security systems are for such tenant’s sole benefit. Landlord has no obligation to continue providing same and Landlord may make such changes in the provision thereof from time to time, as Landlord may desire. Tenant acknowledges that Tenant has no right to the benefit of such security personnel, guards or security systems, and Tenant waives all claims against Landlord, its agents and/or employees based on or related to any failure to furnish security services, failure to furnish protection from crime or related matters.

12.14 Exhibits/Riders. All exhibits/riders to this Lease are attached hereto and incorporated herein by this reference.

12.15 Waiver of Jury Trial. The parties waive trial by jury in any action or proceeding to which they may be parties arising out of, in connection with, or in any way pertaining to this Lease. It is agreed and understood that this waiver constitutes a waiver of trial by jury of all claims against all parties to such actions or proceedings, including, claims against parties who are not parties to this Lease. This waiver is knowingly, willingly and voluntarily made by Tenant and Tenant hereby represents that no representations of fact or opinion have been made by any individual to induce this waiver of trial by jury or to in any way modify or nullify its effect. Tenant further represents that it has been represented in the signing of this Lease and in the making of this waiver by independent legal counsel, or has had the opportunity to be represented by independent legal counsel selected of its own free will, and that it has had the opportunity to discuss this waiver with counsel.

12.16 Relocation. Landlord may take possession of the Premises and require Tenant to move therefrom to other comparable space (which shall contain no less rentable square footage than the Premises and which shall not result in an increase in Base Rent or in Tenant’s Proportionate Share even if such comparable space is larger than the Premises) in the Building by giving written notice to the Tenant at least three (3) months in advance of the date on which Landlord intends to relocate Tenant; provided, however, that Landlord shall pay for all reasonable costs of relocating Tenant to such other space, including costs incurred to rewire computers and telecommunications equipment and costs incurred to change Tenant’s address. Landlord and Tenant will execute a modification of or supplement to this Lease with respect to and identifying such relocated premises, to be otherwise on terms identical to the terms hereof. The failure of Tenant to relocate in accordance with this Section shall constitute an Event of Default under this Lease and Tenant shall be additionally liable to Landlord for all consequential damages suffered by Landlord as a result thereof.

12.17 Surrender. Tenant shall, on the Expiration Date of the Term, or upon any earlier termination of this Lease, or upon any termination of Tenant’s right to possess the Premises pursuant to the provisions of this

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Lease, well and truly surrender and deliver up the Premises into the possession and use of Landlord, without fraud or delay and in the condition in which Tenant has herein agreed to maintain them, broom clean and free and clear of all lettings, occupancies, liens and encumbrances, other than those existing immediately prior to the commencement of the Term. Any personal property which shall remain on the Premises for ten (10) days after the expiration of the Term or earlier termination of this Lease or Tenant’s right to possess the Premises may, at the option of Landlord, be deemed to have been abandoned by Tenant and may be retained by Landlord as Landlord’s property or be disposed of, without liability of Landlord, in such manner as Landlord may see fit, or Landlord, at its option, may require Tenant to remove the same at Tenant’s expense. In case of such removal, all costs of removal and of repairing any damage to the Premises arising from such removal shall be paid by Tenant upon Landlord’s demand. Tenant shall pay to Landlord on demand (a) a reasonable fee for storing and disposing of any such personal property, and (b) all costs and expenses incurred by Landlord in storing and disposing of any such personal property (including, without limitation, counsel fees relating to claims against Landlord by any and all parties claiming interests in such personal property).

12.18 Confidentiality Clause. Tenant represents and warrants to Landlord that Tenant shall keep the terms set forth in this Lease in confidence (the “Information”) and specifically, Tenant shall not discuss or disclose the Information with any other tenants or persons located in the Building or the Property; however, Tenant may disclose the Information to its officers, directors, shareholders, employees, accountants, attorneys, lenders, prospective subtenants or assignees, and others who may be legally entitled to such Information or to whom Tenant maybe legally required to disclose such Information.

12.19 Nondiscrimination. Tenant herein covenants by and for itself, its heirs, executors, administrators, personal representatives, successors and assigns, and all persons claiming under or through it, and this Lease is made and accepted upon and subject to the condition that there shall be no discrimination against or segregation of any person or group of persons on account of race, color, creed, sex, national origin, or ancestry in the leasing, subletting, transferring, use or occupancy of the Premises. Neither Tenant nor any person claiming under or through Tenant shall establish or permit any such practice or practices of discrimination or segregation with reference to the selection, location, number, use, or occupancy of tenants, lessees, subtenants, sublessees, or vendees in or on the Premises.

12.20 Entire Agreement. IT IS EXPRESSLY AGREED BY TENANT, AS A MATERIAL CONSIDERATION FOR THE EXECUTION OF THIS LEASE, THAT THIS LEASE, WITH THE SPECIFIC REFERENCES TO EXTRINSIC DOCUMENTS, IS THE ENTIRE AGREEMENT OF THE PARTIES; THAT THERE ARE, AND WERE, NO VERBAL REPRESENTATIONS, WARRANTIES, UNDERSTANDINGS, STIPULATIONS, AGREEMENTS OR PROMISES PERTAINING TO THE SUBJECT MATTER OF THIS LEASE OR OF ANY EXPRESSLY MENTIONED EXTRINSIC DOCUMENTS THAT ARE NOT INCORPORATED IN WRITING IN THIS LEASE. ALL EXHIBITS/RIDERS TO THIS LEASE ARE ATTACHED HERETO AND INCORPORATED HEREIN BY THIS REFERENCE.

12.21 Amendment. THIS LEASE MAY NOT BE ALTERED, WAIVED, AMENDED OR EXTENDED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY LANDLORD AND TENANT.

12.22 Limitation of Warranties. LANDLORD AND TENANT EXPRESSLY AGREE THAT THERE ARE AND SHALL BE NO IMPLIED WARRANTIES OF MERCHANTABILITY, HABITABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OF ANY OTHER KIND ARISING OUT OF THIS LEASE, AND THERE ARE NO WARRANTIES WHICH EXTEND BEYOND THOSE EXPRESSLY SET FORTH IN THIS LEASE. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, TENANT EXPRESSLY ACKNOWLEDGES THAT LANDLORD HAS MADE NO WARRANTIES OR REPRESENTATIONS CONCERING ANY HAZARDOUS MATERIALS OR OTHER ENVIRONMENTAL MATTERS AFFECTING ANY PART OF THE PROPERTY, AND LANDLORD HEREBY EXPRESSLY DISCLAIMS AND TENANT WAIVES ANY EXPRESS OR IMPLIED WARRANTIES WITH RESPECT TO ANY SUCH MATTERS.

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12.23 Waiver and Releases. TENANT SHALL NOT HAVE THE RIGHT TO WITHHOLD OR TO OFFSET RENT OR TO TERMINATE THIS LEASE EXCEPT AS EXPRESSLY PROVIDED HEREIN. TENANT WAIVES AND RELEASES ANY AND ALL STATUTORY LIENS AND OFFSET RIGHTS.

[Remainder of Page Intentionally Blank]

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This Lease is executed by Landlord and Tenant on the respective dates set forth below (the date of signature of the last to sign of the parties hereto is the date of execution of this Lease), but for purposes of identification and reference, the date of this Lease shall be deemed to be the date first set forth on page 1 of this Lease.

LANDLORD:

FIRST STATES INVESTORS 3300, LLC		EXECUTED ON: July 25, 2007
A Delaware limited liability company

By:	/s/ Glenn Blumenthal	/s/ [not legible]
Name:	Glenn Blumenthal	Witness
Title:	Vice President
/s/ [not legible]
Witness
TENANT:

B/E AEROSPACE, INC a Delaware corporation		EXECUTED ON: July 16, 2007

By:	/s/ Michael B. Baughan	/s/ [not legible]
Name:	Michael B. Baughan	Witness
Title:	President & Chief Operating Officer B/E Aerospace, Inc.
/s/ [not legible]
Witness

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EXHIBIT “A”

Location of Premises

EXHIBIT “B”

Renewal Option Rider

The following provisions are hereby added to the terms of the Lease. In the event of a conflict between the terms of this Rider and the terms of the Lease, the terms of this Rider shall control. Unless otherwise defined in this Rider, each capitalized term used in this Rider shall have the meaning assigned to it in the Lease. As hereinafter used in this Rider, the term “this Lease” shall mean the Lease, as modified by this Rider.

1.	Provided the Lease is still in full force and effect and there is no uncured event of default by Tenant under the Lease beyond any applicable cure period, Tenant shall have the right and option to renew the Lease for one (1) additional two (2) year term (such term being hereinafter called the “Renewal Term”), on the following terms and conditions.

2.	The Base Rent (excluding Tenant’s share of increases in operating expenses) during each Renewal Term shall be determined as set forth below:

Beginning	Ending	Base Rent/RSF	Monthly	Annual
Month 1	Month 12	$16.50	$10,839.13	$130,069.50
Month 13	Month 24	$17.00	$11,167.58	$134,011.00

3.	Tenant shall exercise each right and option to renew the term of this Lease by giving Landlord written notice no later than one hundred eighty (180) days prior to the expiration of the primary term or any preceding Renewal Term, as applicable. If Landlord does not receive such notice by such deadline, Tenant shall be deemed to have elected not to exercise such renewal option.

4.	The leasing of the Leased Premises by Landlord to Tenant during a Renewal Term shall be upon all terms and conditions set forth in the Lease, except as expressly modified by this Rider, and except that Tenant shall have no further rights to renew the Lease Term. Tenant, if requested by Landlord, agrees to execute a new lease for the Renewal Term(s) on the same terms and conditions set forth in this Lease, except (a) as modified with respect to the Renewal Rate in accordance with the terms of this Rider, (b) that Tenant shall accept the Leased Premises in its then “AS-IS” condition, and (c) that Landlord shall not be required to perform any tenant finish or other work to the Leased Premises, or to provide Tenant any tenant finish allowance or other allowance or inducement with respect to the Leased Premises. At Landlord’s request, instead of executing a new lease, as set forth above, the parties shall execute an amendment to the Lease, in form and substance acceptable to Landlord, reflecting the leasing of the Leased Premises for the Renewal Term in accordance with the foregoing.

4.	If Tenant fails to properly exercise any renewal option, that renewal option and all subsequent renewal options, if any, shall terminate immediately and Tenant shall have no right to extend the term of this Lease. The renewal option granted herein is personal to the Tenant named in this Lease and may not be transferred or assigned except in connection with an assignment of the Lease approved by Landlord in accordance with the provisions of this Lease.

EXHIBIT “C”

Parking Lot Rider

The following provisions are hereby added to the terms of the Lease. In the event of a conflict between the terms of this Rider and the terms of the Lease, the terms of this Rider shall control. Unless otherwise defined in this Rider, each capitalized term used in this Rider shall have the meaning assigned to it in the Lease. As hereinafter used in this Rider, the term “this Lease” shall mean the Lease, as modified by this Rider.

1. Landlord hereby grants to Tenant a non-exclusive license to use fourteen (14) available parking spaces (the “Spaces”) located in the areas designated from time to time by Landlord for tenant parking. This license is subject to the terms and conditions set forth below. The Spaces are allocated to Tenant in consideration for the lease of the Premises and no fees or charges shall be due and payable by Tenant for these allocated Spaces. Landlord agrees to use reasonable efforts to make additional parking spaces available to Tenant upon Tenant’s request on whatever terms and conditions are then applicable for right to use such additional parking spaces.

2. The Spaces shall be used only for the purpose of parking automobiles for a term commencing on the Commencement Date set forth in the Lease and terminating upon the expiration or termination of the Lease for whatever reason.

3. Tenant’s rights hereunder do not entitle Tenant to park in any particular Spaces. In addition, Landlord may limit Tenant’s use of Spaces if in Landlord’s judgment Tenant is overusing or overburdening the parking areas, so that the use of such areas by other tenants or by Landlord’s customers or by others using Spaces with Landlord’s permission is adversely affected.

4. All automobiles (including all contents thereof) shall be parked in the Spaces at the sole risk of Tenant, its employees, agents, invites and licensees. Landlord has no duty to insure any automobiles (including the contents thereof), and Landlord is not responsible for the protection and security of such automobiles. Landlord shall have no liability whatsoever for any property damage and/or personal injury which might occur as a result of or in connection with the parking of said automobiles in any of the Spaces, and Tenant hereby agrees to indemnify and hold Landlord harmless from and against any and all liabilities, costs, claims, expenses, and/or causes of action which Landlord may incur in connection with or arising out of the use of the Spaces by Tenant or its employees, agents, invitees, or licensees pursuant to this Lease.

5. Landlord will not be liable to Tenant or any of its employees for any unauthorized automobile parking in any Spaces. Landlord reserves the right to charge for use of parking areas (but not as to the spaces allocated to Tenant’s use) to establish reserved parking areas and to assign designated parking Spaces therein for exclusive use by specified tenants, to establish any sticker or other identification system, to relocate any parking areas or Spaces from time to time, to alter, reduce or modify any parking areas, to use portions of the parking areas for free, visitor, or other parking needs of Landlord and to take any other actions regarding the parking areas.

6. This Rider shall not create a bailment between the parties hereto. The only relationship created between Landlord and Tenant regarding the Spaces is that of licensor and licensee, respectively.

7. In its use of the Spaces, Tenant shall follow all of the rules and regulations of the Building applicable thereto, as the same may be amended from time to time. Upon the occurrence of any breach of such rules, any failure to pay when due all monthly rental fees due hereunder or any default by Tenant under the Lease, Landlord shall be entitled to terminate the license given hereby, by written notice to Tenant, in which event Tenant’s right to utilize the Spaces shall thereupon automatically cease.

8. Tenant shall be responsible for ensuring that its employees and agents do not park their cars in visitor parking spaces or in parking spaces or areas, if any, reserved or designated by Landlord for the use of other tenants or for other purposes. Tenant agrees to furnish to Landlord the state automobile license numbers of automobiles of Tenant and its employees who will occupy Spaces from time to time within five (5) days from its receipt of written notice from Landlord requesting such information. Landlord shall be entitled to utilize whatever security device Landlord deems necessary (including but not limited to the issuance of parking stickers or access cards), to insure that only those tenants entitled to use Spaces in the designated parking areas are using such Spaces. If Tenant, its agents or employees wrongfully park in any of the parking areas or Spaces designated for the use of others, then Landlord shall be entitled and is hereby authorized to have any such automobile towed away, at Tenant’s sole risk and expense, and Landlord is further authorized to impose upon Tenant an administrative fee of $25 far each such occurrence. Tenant hereby agrees to pay all amounts falling due hereunder upon demand therefor.

EXHIBIT “D”

Right of First Refusal (Lease) Rider

The following provisions are hereby added to the terms of the Lease. In the event of a conflict between the terms of this Rider and the terms of the Lease, the terms of this Rider shall control. Unless otherwise defined in this Rider, each capitalized term used in this Rider shall have the meaning assigned to it in the Lease. As hereinafter used in this Rider, the term “this Lease” shall mean the Lease, as modified by this Rider.

1. Grant of Right. Provided the Lease is still in full force and effect and there is no uncured event of default by Tenant under the Lease beyond any applicable cure period at the time the offer is to be made and at the time Tenant exercises its rights hereunder, Tenant shall have a right of first refusal (“First Refusal Right”), in accordance with the terms set forth below, to lease space adjacent to the Leased Premises on the twenty-sixth floor of the Building (each such space, the “Additional Premises”).

2. Right of First Refusal. Subject to the rights of existing tenants, if during the Term of this Lease, Landlord desires to lease any Additional Premises space to a third party tenant that is not an affiliate of Landlord, Landlord shall so notify Tenant in writing (“Offer Notice”), specifying the intended term, rental rate and other significant terms upon which such rental shall occur. If Tenant desires to lease the Additional Premises on the same terms and conditions in the Offer Notice, Tenant shall so notify Landlord in writing within fifteen (15) business days following Tenant’s receipt of the Offer Notice. In such event, Landlord and Tenant shall enter into an amendment to this Lease, incorporating the Additional Space under such terms and conditions (provided, however, that the rent applicable to such Additional Premises shall be the lesser of the prevailing rental rate under this Lease or the rental rate set forth in the Offer Notice and the Additional Space shall be added under this Lease for the remaining portion of the Term of this Lease plus any Renewal Option). If Tenant does not so agree to lease the Additional Premises within said fifteen (15) business day period, at any time thereafter Landlord shall be free to lease the offered Additional Premises free and clear of Tenant’s rights under this Rider on terms and conditions substantially the same as those offered to Tenant, provided that if Landlord shall not lease the Additional Premises within one year following the date of the Offer Notice without, in such case, sending a new Notice to Tenant, in which event Tenant shall have a further period of fifteen (15) business days following Tenant’s receipt of the new Offer Notice to lease the offered Additional Premises.

3. Limitations. Notwithstanding the foregoing, in no event shall the rights granted herein to Tenant be available if Tenant has less than twelve (12) consecutive months remaining on its then current Term, unless (i) Tenant exercises an available Renewal Option in connection with the taking of the Additional Premises, or (ii) in the event Tenant has no remaining Renewal Options, Landlord and Landlord come to agreement to extend the Team Lease for a mutually agreeable time period.

4. Assignment. The Right of First Refusal granted herein is personal to the Tenant named in this Lease and may not be transferred or assigned except in connection with an assignment of the Lease approved by Landlord in accordance with the provisions of this Lease.

EXHIBIT “E”

Leasehold Improvements Rider

The following provisions are hereby added to the terms of the Lease. In the event of a conflict between the terms of this Rider and the terms of the Lease, the terms of this Rider shall control. Unless otherwise defined in this Rider, each capitalized term used in this Rider shall have the meaning assigned to it in the Lease. As hereinafter used in this Rider, the term “this Lease” shall mean the Lease, as modified by this Rider.

1. Description of Improvements. Landlord shall at its expense perform certain work (the “Work”) to make the Premises ready for Tenant’s occupancy. The Work shall consist of the following (check applicable items; items that are not checked are not part of the Work):

1) Construction of such portions of a demising wall in order to separate Tenant’s Premises from the surrounding premises.

2. Budget. If applicable, in connection with the Work, Landlord shall prepare and the parties shall initial a final budget for the Work (the “Budget”). After the Budget has been initialed by both parties, the Budget shall be attached to this Rider and form a part hereof. The Budget shall be on a form designated by Landlord and shall list the major cost items involved in such Work and the cost allocated to each such item, with a total cost indicated for all items. However, if the Budget is not so initialed or so attached, that shall not impair or release Tenant from any of Tenant’s obligations herein or otherwise adversely affect Landlord’s rights herein.

3. Completion of the Work. Landlord shall use commercially reasonable efforts to complete the Work within thirty (30) days after the Commencement Date. However, notwithstanding any other provisions hereof or of the Lease, Landlord shall not be liable for any claims or damages by reason thereof for failing to complete the Work within thirty (30) days after the Commencement Date. Until such demising walls have been completed by Landlord, Landlord agrees to limit access to the floor on which the Premises is located to Tenant, its employees and invitees so that no other tenant or licensee shall occupy or have access to the remaining portion of the floor on which the Premises is located.

4. Changes. Landlord’s obligation to prepare the Premises for Tenant’s occupancy is limited to the completion of the Work. Landlord shall not be required to furnish, construct or install any items not listed above. If there are any changes to the Work that are specifically agreed to by Landlord in writing (“Changes”), then the Budget shall be revised to take into account any changes in the cost of performing the Work, the revised Budget shall be initialed by the parties and Landlord shall perform such additional Work and Tenant shall pay or reimburse Landlord for the costs of such Changes within fifteen (15) days after billing. However, if the revised Budget is not so initialed or so attached, that shall not impair or release Tenant from any of Tenant’s obligations herein or otherwise adversely affect Landlord’s rights herein. Any delay caused by Tenant’s request for any Changes or from the construction of any changes shall not, in any event, delay the Commencement Date, which shall occur on the date it would have occurred but for such Changes. The Work shall be the property of Landlord and shall remain upon and be surrendered with the Premises upon the expiration of the Term.

5. Consequential Damages. Nothing contained in this Rider shall render Landlord liable to Tenant for consequential damages arising out of any breach or default under this Rider, including, without limitation loss of use or income from the Building or the Premises or any equipment or facilities therein, whether by Tenant or any person claiming through or under Tenant.

6. Letter of Acceptance. After substantial completion of the Work, Tenant shall sign an Acceptance of Premises memorandum in the form to be prepared by Landlord.

7. Landlord’s Liability. If Landlord shall be in default under this Rider and, if as a consequence of such default, Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the right, title, and interest of Landlord in the Property as the same may then be encumbered and neither Landlord nor any person or entity comprising Landlord shall be liable for any deficiency. In no event shall Tenant have the right to levy execution against any property of Landlord nor any person or entity comprising Landlord other than its interest in the Property as herein expressly provided. In addition, no sum payable to Tenant as the result of any breach or default by Landlord under this Rider shall be deducted from or offset against any rent or other sums payable under the Lease, and no such beach or default by Landlord under this Rider shall be the subject of a defense or counterclaim in any action or proceeding brought by Landlord to enforce its rights under the Lease or excuse Tenant from the performance of any of its obligations under the Lease or relieve Tenant of any of its liabilities thereunder.

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (this “Amendment”) is made as of the 8th day of Oct., 2010 (the “Effective Date”), by and between SL WINSTON-SALEM LLC, a Delaware limited liability company with offices at 601 West 26th Street, Suite 1260, New York, New York 10001 (“Landlord”), and BE AEROSPACE, INC., a Delaware corporation having an office at 100 Main Street, Suite 2600, Winston-Salem, North Carolina 27101 (“Tenant”).

W I T N E S S E T H :

Landlord and Tenant are, respectively, the current landlord and the current tenant under that certain Office Lease Agreement dated as of July 16, 2007 (the “Original Lease”) between First States Investors 3300, LLC (Landlord’s predecessor-in-interest), as landlord, and Tenant covering Suite 2600 on the 26th Floor of the building located at 100 Main Street, Winston-Salem, North Carolina (the “Building”), which premises (the “Original Premises”) are shown on Exhibit A to the Original Lease and have an agreed-upon area of 7,883 rentable square feet (which agreed-upon area shall not be subject to re-measurement or adjustment).

Landlord and Tenant wish to modify the Lease so as (i) to relocate the Premises to a portion of the Fifteenth (15th) Floor of the Building, having an agreed-upon area of 14,254 rentable square feet (which agreed-upon area shall not be subject to re-measurement or adjustment), and generally depicted on Exhibit A attached hereto and incorporated herein; (ii) to extend the Term of the Lease as to the Premises; (iii) to surrender the Original Premises; and (iv) to make various other modifications thereto, all in accordance with the terms and conditions set forth in this Amendment.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree to the following terms set forth in this Amendment.

1. New Space. As of the Effective Date, the Lease shall be amended as follows:

“New Space. (i) Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, a portion of the 15th Floor of the Building known as Suites 1510, 1525 and 1575, and described on Exhibit A hereto (the “15th Floor Space”) on the same terms and conditions (except as otherwise set forth in this Amendment) as are set forth in the Lease applicable to Original Premises; (ii) the term “demised premises” or “Premises” as set forth in the Lease shall be deemed to collectively mean the Original Premises and the 15th Floor Space, until such time as Tenant surrenders to Landlord possession of the Original Premises, as provided for below, after which the term Premises shall mean only the 15th Floor Space; and (iii) Tenant shall not be required to pay Base Rent or Tenant’s Proportionate Share of Operating Expenses for the 15th Floor Space until the Rent Commencement Date defined below. Tenant may take possession of the 15th Floor Space as of the Effective Date.”

2. Extension of Term. Anything contained in the Lease to the contrary notwithstanding, the Term (as to the 15th Floor Space) is hereby extended to December 31, 2015. For the sake of certainty, Landlord and Tenant acknowledge and agree that (i) the Term of the Lease as to the Original Premises is hereby extended until the Rent Commencement Date; and (ii) all references in the Lease to the term “Expiration Date” shall mean December 31, 2015.

3. Rent Commencement Date. The Rent Commencement Date shall be January 1, 2011. If the Tenant’s Initial Installations (defined below) are completed in accordance with applicable law by December 1, 2010, and all necessary permits have been obtained and all necessary paperwork has been timely submitted to the appropriate governmental agency in connection with such work, and if through no fault or delay by Tenant the City of Winston-Salem fails to issue a certificate of occupancy for the 15th Floor Space, and as a result,

Tenant cannot and does not take occupancy of the 15th Floor Space on or before January 1, 2011, the Rent Commencement Date shall be extended to the earlier of (i) the date the City of Winston-Salem issues a certificate of occupancy for the 15th Floor Space, or (ii) the date Tenant occupies the 15th Floor Space for the operation of its business.

4. Surrender of the Original Premises. Landlord and Tenant hereby agree that on or before the Rent Commencement Date, Tenant shall give, grant and surrender unto Landlord and Landlord shall accept such grant and surrender of, all of Tenant’s right, title, property, claim, term of years and interest in the Original Premises with the same force and effect as if such date were the date initially set forth in the Lease as the Expiration Date, time being of the essence as to Tenant’s obligation so to do. Tenant shall surrender and deliver vacant possession of the Original Premises, in broom clean condition, free and clear of all tenants, subtenants, other occupants, leases, subleases and rights of possession. Upon delivery to Landlord of the Original Premises by the Rent Commencement Date in accordance herewith, Tenant shall be relieved of all liabilities and obligations under the Lease accruing with respect to said space from and after the Rent Commencement Date. Notwithstanding the foregoing to the contrary, during the ten (10) day period commencing on the Rent Commencement Date, Tenant Will be allowed to occupy both the Original Premises and the 15th Floor Space in order to effect a smooth relocation to the 15th Floor Space and to minimize the impact on the Tenant’s operation of its business. During this ten (10) day transition period, Tenant will pay rent for the 15th Floor Space only, and no rent will be paid for the Original Space. In connection with the surrender of the Original Premises, Tenant hereby covenants that nothing has been or will be done or suffered whereby the leasehold estate granted in the Original Premises or any part thereof, including the alterations, decorations, installations, additions and improvements have been or will be assigned, encumbered or subleased in any way whatsoever; and that Tenant has and will have good and unencumbered right to surrender the same.

5. Obligations Applicable to the Original Premises. Anything contained in the Lease to the contrary notwithstanding, there shall be no further reconciliation between Landlord and Tenant of Tenant’s Proportionate Share of Operating Expenses for the Original Premises in respect of any period on or prior to January 1, 2010 and Landlord and Tenant each waive any entitlement to any payment, refund or credit Landlord or Tenant might have been due by reason of such reconciliation.

6. Base Rent for the Original Premises and the 15th Floor Space from the Effective Date through the Expiration Date. During the period from the Effective Date through and including the earlier of (i) December 31, 2010, and (ii) the Rent Commencement Date, Tenant shall continue to pay Base Rent and Additional Rent for the Original Premises at the rates set forth in Article I of the Lease, and not at the holdover rate set forth in Section 2.7 of the Lease; Landlord agreeing that in connection with Tenant remaining in the Original Premises beyond August 1, 2010, and in consideration of Tenant signing this Amendment, Landlord shall not collect the holdover rent described in Section 2.7 of the Lease. If Tenant remains in possession of the Original Premises beyond December 31, 2010, the Base Rent for the Original Premises shall be $10,510.67 for the month of January 2011. Commencing on February 1, 2011 and each month thereafter that Tenant fails to surrender to Landlord vacant possession of the Original Premises, free and clear of all occupants and subtenants, the Base Rent for the Original Premises shall be $21,000.00 per month, provided that Landlord agrees to extend the February 1, 2011 date by one day for each one day that the Rent Commencement Date is extended pursuant to paragraph 3 above. During the period from the Rent Commencement Date through and including the Expiration Date, Tenant shall pay Base Rent for the 15th Floor Space in the amounts and at the rates set forth below:

Time Period	Monthly Fixed Rent	Fixed Rent Rate per Annum
Rent Commencement Date through December 31, 2013	$20,014.99	$240,179.90
January 1, 2014 - December 31, 2014	$20,515.37	$246,184.40
January 1, 2015 - December 31, 2015	$21,028.25	$252,339.01

7. Operating Expense Escalation. From and after the Effective Date, through the Rent Commencement Date, Tenant shall continue to pay additional rent for the Original Premises, including Tenant’s Proportionate Share of the excess of Operating Expenses pursuant to Article 2 of the Lease. From and after the Rent Commencement Date, Tenant shall be obligated to pay Tenant’s Proportionate Share of the excess of Operating Expenses for the 15th Floor Space pursuant to Article 2 of the Lease. For the purpose of calculating Tenant’s additional rent obligations under Article 2 of the Lease from and after the Rent Commencement Date for the 15th Floor Space, the following provisions shall apply: (i) “Base Year” shall mean, the calendar year 2010; and (ii) the term “Tenant’s Proportionate Share” shall mean, with respect to the 15th Floor Space, 2.61%.

8. Renewal Option. (a) Exhibit B “Renewal Option Rider” of the Lease is hereby deleted in its entirety and replaced with the following language:

“Tenant’s Renewal Option. Tenant shall have the right, at its option (referred to herein as the “Renewal Option”), to renew the initial term of this Lease, for the entire Premises as then constituted, for one renewal term of five (5) years (referred to herein as the “Renewal Term”), which shall commence on January 1, 2016 (the “Renewal Term Commencement Date”) and expire on December 31, 2020 (the “Renewal Term Expiration Date”). Except for the Renewal Option, Tenant shall have no other right to extend or renew the Term of the Lease. Tenant shall have no right to exercise the Renewal Option unless all of the following conditions have been satisfied on the date of the Renewal Notice (as hereinafter defined) and on the Renewal Term Commencement Date:

(i) No Event of Default shall have occurred and be continuing beyond any applicable cure and grace periods; and

(ii) The named Tenant hereunder (or a permitted assignee, successor or transferee pursuant to Section 9.1 of the Lease, but not any other assignee or successor tenant), and its Affiliates shall occupy 100% of the then-existing Premises.”

(b) If Tenant elects to renew this Lease for the Renewal Term, Tenant shall exercise such Renewal Option by sending to Landlord written notice thereof (a “Renewal Notice”), by certified mail, return receipt requested, or by reputable overnight courier, no later than July 31, 2015, and time shall be of the essence with respect to the giving of the Renewal Notice. If Tenant shall send the Renewal Notice within the time and in the manner herein provided, this Lease shall be deemed renewed for the Renewal Term upon the terms, covenants and conditions in this Lease contained, with the exception of (a) the Base Rent and rent credit and (b) the Premises shall be leased for such Renewal Term in “as is, where is” condition, without any obligation on the part of Landlord to perform any work or to make any improvements in or to the Premises or the Building, except as otherwise obligated under the Lease. Tenant acknowledges that the terms and provisions of the Lease during the Renewal Term shall: (i) not include a rent credit or Landlord’s work contribution or any other free rent, rent abatement or Landlord’s work allowance, contribution or other inducement; (ii) include Base Rent at the rates set forth below; and (iii) be a lease of the entire Premises as then constituted for the Renewal Term in an “as is, where is” condition. The Base Year for Operating Expenses shall not be deemed modified during the Renewal Term from the definitions set forth in this Lease for the purpose of calculating Tenant’s Proportionate Share of Operating Expenses.

Time is of the essence with respect to the terms and provisions of this Article.

(c) Base Rent for the Renewal Term shall be as follows:

Time Period	Monthly Fixed Rent	Fixed Rent Rate per Annum
January 1, 2016 - December 31, 2016	$21,553.96	$258,647.48
January 1, 2017 - December 31, 2017	$22,092.81	$265,113.67
January 1, 2018 - December 31, 2018	$22,645.13	$271,741.51
January 1, 2019 - December 31, 2019	$23,211.25	$278,535.05
January 1, 2020 - December 31, 2020	$23,791.54	$285,498.43

9. No Rent Abatement. Tenant shall not be entitled to any, free rent or rent abatement in connection with the extension of the Term, the leasing of the 15th Floor Space and/or this Amendment, except that Tenant shall not be obligated to pay Base Rent for the 15th Floor Space if it completes its work or moves into said 15th Floor Space prior to the Rent Commencement Date.

10. Brokers. Landlord and Tenant represent and warrant to the other that it neither consulted nor negotiated with any broker or finder with respect to this Amendment, or Tenant’s lease of the 15th Floor Space or the extension of the Term pursuant to the terms hereof other than Triad Commercial Properties (“Broker”), whose commission in connection with this Amendment shall be paid by Landlord pursuant to Landlord’s separate agreement(s) with Broker. Landlord and Tenant each agree to indemnify, defend and save the other harmless from and against any and all liability, damages, settlement payments, costs and expenses (including, without limitation, reasonable legal fees and disbursements incurred in defending any claim or action or in enforcing this indemnity), incurred by the other party as a result of or in connection with any claim, demand or action for fees or commissions from anyone other than Broker with which the indemnifying party has dealt or retained in connection with this Amendment or Tenant’s lease of the 15th Floor Space or the extension of the Term.

11. Prior Negotiations. This Amendment supersedes all prior negotiations, representations, understandings and agreements of, by or between Landlord and Tenant with respect to the subject matter hereof, all of which shall be deemed fully merged herein,

12. Conflicting Terms. If the terms of the Lease conflict or are inconsistent with those of this Amendment, then the terms of this Amendment will control.

13. Submission of Amendment. Submission of this Amendment by Landlord to Tenant for examination and/or execution shall not in any manner bind Landlord, and no obligation or liability on Landlord shall arise under this Amendment unless and until this Amendment is fully signed and delivered by Landlord and Tenant.

14. Miscellaneous.

(a) This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns.

(b) Landlord and Tenant agree that this Amendment shall not be recorded.

(c) This Amendment, together with the Lease, constitutes the entire agreement of the parties hereto with respect to the matters stated herein, and may not be amended or modified unless such amendment or modification shall be in writing and shall have been signed by the party against whom enforcement is sought.

(d) This Amendment shall be construed and governed by the laws of the State of North Carolina.

(e) No waiver by either party of any failure or refusal by the other party to comply with its obligations hereunder shall be deemed a waiver of any other or subsequent failure or refusal to so comply.

(f) Capitalized terms used but not otherwise defined in this Amendment shall have the meanings ascribed to them in the Lease.

15. Invalidity. If any provision of this Amendment shall be invalid or unenforceable, the remainder of this Amendment or the application of such provision other than to the extent that it is invalid or unenforceable shall not be affected, and each provision of this Amendment shall remain in full force and effect notwithstanding the invalidity or unenforceability of such provision, but only to the extent that application and/or enforcement, as the case may be, would be equitable and consistent with the intent of the parties in entering into this Amendment.

16. Tenant’s Representations and Warranties. Tenant represents and warrants that: (a) the Lease is in full force and effect; (b) the Lease has not been assigned or encumbered by Tenant and the Premises have not been sublet in whole or in part; (c) Tenant has no defense or counterclaim to the enforcement of the Lease, as amended hereby; (d) Landlord is not in default under any of its obligations under the Lease; (e) to Tenant’s actual knowledge, Tenant is not in default under any of its obligations under the Lease; and (f) the person executing this Amendment on behalf of Tenant is duly authorized to do so by all necessary action and this Amendment is enforceable against Tenant in accordance with its terms.

17. Landlord’s Representations and Warranties. Landlord represents and warrants that: (a) the Lease is in full force and effect; (b) Landlord has not served Tenant with a notice alleging defaults of Tenant’s Lease obligations which remain uncured, and Landlord is not aware of any default by Tenant in its obligation to pay Base Rent or Additional Rent; (c) the person executing this Amendment on behalf of Landlord is duly authorized to do so by all necessary action, and this Amendment is enforceable against Landlord in accordance with its terms; (d) the execution of this Amendment by Landlord is conditioned upon obtaining consent of the holder of the mortgage on the Building; (e) there are no pending claims or disputes involving Landlord or the 15th Floor Space which could materially affect the rights and obligations of the parties to the Lease; (f) the Certificate of Occupancy for the Building permits the Premises to be used for the Permitted Uses; and (g) Landlord has received no written notice from any governmental authorities that there are violations against the Building which would prevent Tenant from obtaining its work permits or sign-offs for Tenant’s Initial Installations (defined below) to the 15th Floor Space.

18. HVAC for the Server Room. Landlord agrees that Tenant may use the heating, ventilation and air conditioning system (“HVAC”) serving the computer server room located in the 15th Floor Space. Landlord makes no representation or warranty that the HVAC is in good working order and not subject to any deferred maintenance. Tenant will solely be responsible for the maintenance, repair and replacement of the HVAC. In the event that the HVAC is required to be repaired or replaced, and Tenant elects to so repair or replace the HVAC, Tenant will do so at its sole cost and expenses. Tenant shall have no restoration or repair obligation at the end of the Lease term, with regard to the HVAC serving the computer server room.

19. Parking Space. Tenant shall continue to have the right to use the Parking Space described in the Parking Lot Rider. Additionally, Tenant can sublet parking spaces from Wells Fargo on a month-to-month basis at the current monthly rates of $50.00 for an unreserved space, and $75.00 for a reserved space in the remote deck, and $110.00 per space below the Building.

20. Notices. In Article I of the Lease, the “Landlord’s Notice Address” is deleted in its entirety and replaced instead with the following:

SL WINSTON-SALEM LLC

601 West 26th Street, Suite 1260

New York, New York 10001

with a required copy to:

TRIAD COMMERCIAL PROPERTY MANAGEMENT, AGENT

PO Box 49579

Greensboro, North Carolina 27419

and with a required copy to:

GERSTEIN STRAUSS & RINALDI

57 West 38th Street, 9th Floor

New York, New York 10018

Attn: Victor Gerstein, Esq.

21. Operating Expenses. The term “Operating Expense” as used herein specifically excludes the following items, in addition to those items excluded in paragraph 2.4 of the Lease:

(a) expenditures deemed by accepted accounting principles to be of a capital nature (except for capital improvements made which will result in savings of Operating Expenses or are made in order to comply with law not in existence on the Effective Date, or which are included in Operating Expenses pursuant to Paragraph 2.4, the cost of which will be amortized as an Operating Expense on a straight-line basis over the useful life of the improvement, in accordance with generally accepted accounting principles);

(b) non-cash items, such as deductions for depreciation, or obsolescence of the Building and the Building equipment;

(c) the cost of repairs or replacements incurred by reason of fire or casualty, or eminent domain to the extent Landlord is compensated by insurance proceeds or condemnation awards;

(d) items peculiar to one tenant for which Landlord has been reimbursed by that tenant;

(e) executives’ salaries above the grade of regional Building manager and regional Building engineer, and their bonuses and other direct compensation and fringe benefits;

(f) Landlord’s contribution or any funds or money given to tenants (including Tenant) of the Building on account of work to ready a leased space for occupancy, or work done for other tenants in the Building connection with the leasing of space in the Building;

(g) franchise, gross receipts, unincorporated business, inheritance, foreign ownership or control or income tax imposed upon Landlord;

(h) attorneys’ fees, appraisals, accounting fees, and other charges incurred in connection with the sale, financing or refinancing of the Building;

(i) the cost of any work or service provided for another tenant at that tenant’s sole cost and expense;

(j) costs reimbursed by landlord’s insurance;

(k) costs of employees for time devoted to properties other than the Land and the Building and parking structure;

(l) attorneys’ fees and disbursements and other costs in connection with any judgment, settlement or arbitration resulting from a tort liability arising out of the negligence of Landlord and the amount of such settlement or judgment;

(m) costs incurred in connection with the removal, enclosure or encapsulation of any asbestos or other hazardous materials existing in the Building on the Effective date, provided Tenant or its agents did not introduce such asbestos or hazardous materials into the Building, except for costs incurred for monitoring on an on-going basis the presence of asbestos in the Building as part of a customary air monitoring program;

(n) any costs incurred in buying out or relocating existing tenancies;

(o) any costs incurred in respect of or for the benefit of any other property;

(p) fines or penalties payable by Landlord resulting from Landlord negligently failing to comply with laws; and

(q) the cost of electricity furnished to the Premises or any other space in the Building where tenants pay for, or reimburse Landlord for, the cost of electricity used.

22. Compliance. Section 3.3 of the Lease is clarified to provide that Tenant is responsible for compliance with all federal, state, county and municipal laws and ordinances and all rules, regulations and orders of any duly constituted authority, present or future, which are directly related to the nature or manner of use and occupancy of the Premises and the carrying on of Tenant’s business in the Premises, as distinguished from the mere use and occupancy of the Premises. If compliance with the foregoing covenant requires any changes to the Premises that would be required regardless of the nature or manner of Tenant’s use of the

Premises, Landlord shall make such changes at its sole cost and expense, provided however that Landlord shall not be obligated to make any changes to Tenant’s Initial Installations or other work performed by Tenant in the Premises, which shall be Tenant’s obligation.

23. Indemnity. Any and all indemnity provisions in the Lease are deleted in their entirety and replaced instead with the following:

(i)	Tenant Indemnification. Tenant agrees to indemnify, defend and save Landlord, its partners, officers, directors, members, employees, agents, lenders, contractors and each of their respective successors and assigns (collectively, including Landlord, the “Landlord Indemnified Parties”) harmless from and against any and all actual losses, liabilities, fines, penalties and damages to persons or property (including without limitation, amounts paid in settlement, reasonable cost of investigation, reasonable attorneys’ fees and other legal expenses and reasonable fees of other necessary professionals) (collectively “Losses”) in any manner directly arising out of or in connection with: (a) Tenant’s possession, occupancy and use of the Premises; (b) performance of any labor or services or the furnishing of any materials or other property in respect of space occupied by Tenant in the Building; (c) the breach or default on the part of Tenant in the performance of any covenant or agreement contained in this Lease; and (d) any gross negligence or willful act of Tenant, its employees or agents. Landlord will promptly notify Tenant of any actions, proceedings, claims, or demands for which Landlord requests indemnification from Tenant. Tenant has the right to assume the entire control of the defense thereof, and Landlord will cooperate fully with Tenant in such defense at Tenant’s cost. Tenant’s obligations pursuant to this subparagraph shall survive the termination or expiration of the Lease. Except as set forth in Landlord’s indemnification obligations below, Landlord shall not be liable under any circumstances for any Losses to or interference with any merchandise, equipment, fixtures, furniture, furnishings or other personal property or the business operations of Tenant or anyone in the space occupied by Tenant in the Building occasioned by (1) the act or omission of persons occupying other premises, or (2) force majeure events.

(ii)

Landlord Indemnification. Subject to the provisions of Tenant’s indemnification obligations above, Landlord agrees to indemnify, defend and save Tenant and each of its partners, directors, officers, members, employees and agents, and their respective personal representatives, heirs, successors and assigns (collectively, including Tenant, the “Tenant Indemnified Parties”), harmless from and against any and all Losses directly arising out of: (a) the breach or default on the part of Landlord in the performance of any covenant or agreement contained in this Lease for which written notice (if the breach or default relates to a condition within the Premises) has been received by Landlord; and (b) any gross negligence or willful act of Landlord, its agents or employees. Tenant will promptly notify Landlord of any actions, proceedings, claims, or demands for which Tenant requests indemnification from Landlord. Landlord has the right to assume the entire control of the defense thereof, and Tenant will cooperate fully with Landlord in such defense at Landlord’s cost. Landlord’s obligations pursuant to this subparagraph shall survive the termination or expiration of the Lease. Except as set forth in Tenant’s indemnification obligations above, Tenant shall not be liable under any circumstances for any Losses to or interference with any merchandise, equipment, fixtures, furniture, furnishings or other personal property or the business operations of Landlord or anyone in the Building occasioned by (1) the act or omission of persons occupying other premises, or (2) force majeure events.

24. Tenant’s Personal Property. Landlord shall have no lien or other security interest in any of the Tenant’s personal property, moveable furniture, inventory or trade fixtures (including those which are a part of Tenant’s Initial Installations) (collectively, the “Personal Property”). Landlord specifically waives its right to a lien on or any interest in any of the Personal Property to which it may otherwise be entitled by law. Tenant shall have the right, without the consent of Landlord to: (i) mortgage, pledge or grant a security interest in the Personal Property, but not on the Lease; and/or (ii) grant a pledge or a collateral assignment in and to stock, partnership and/or membership interest in the Tenant or any shareholder, partner, or member thereof as security in favor of any secured lender, which mortgage(s) and/or pledge(s) shall not be deemed a prohibited transaction pursuant to the Lease. Landlord agrees to execute and deliver to any such secured creditor and/or lessor, a waiver of any lien that Landlord may have upon the Personal Property, in form and substance reasonably acceptable to all such parties. Notwithstanding the foregoing, the Tenant shall have no right to grant to any party, whether a lender or otherwise, a security interest in, or lien upon, this Lease.

25. Insurance. In Section 7.3 of the Lease, Landlord shall also be required to maintain: (i) rental abatement insurance against loss of rent in an amount equal to the amount of rent for a period to be determined by Landlord in it’s reasonable discretion; and (ii) commercially reasonable policies of commercial general liability insurance and worker’s compensation insurance as determined to be appropriate in Landlord’s reasonable business judgment

26. Section 7.5 Deleted. Section 7.5 of the Lease is deleted in its entirety.

27. Assignment. Section 9.1 of the Lease is amended to provide that Landlord’s consent shall not be necessary or required for a transfer or assignment of the Lease, or for a transfer or assignment of Tenant’s interest in the Premises, or for a sublease of 100% of the Premises, if the transferee or sublessee is an entity that is the successor to Tenant by way of merger, consolidation, sale of all or substantially all of Tenant’s assets, or purchase or sale of a controlling interest in stock, membership or other equity interests of Tenant. In the event of an assignment where the net worth of the successor is equal to or greater than that of Tenant as of the date hereof, and provided Tenant has given Landlord documentation evidencing the net worth, Tenant shall be automatically released from its future obligations under the Lease accruing after the date of the assignment (without any further action on the part of either Landlord or Tenant or any other person or entity being necessary or required to effectuate the release), and provided further that Tenant’s successor has assumed all of Tenant’s obligations under the Lease. If Tenant is released from its obligations hereunder, any guarantor shall also be automatically released from its obligations hereunder without any further action on the part of such guarantor, Landlord, Tenant, or any other person or entity being necessary or required to effectuate the release.

28. Attornment. Section 93 of the Lease is amended to provide that Tenant’s attornment is conditioned upon every such mortgage recognizing the validity of the Lease in the event of a foreclosure or other transfer of Landlord’s interest as long as Tenant shall not be in default under any of the terms of the Lease.

29. Section 11.5 Amended. Section 11.5 of the Lease is amended to: (i) delete all references to ninety (90) days and replace them instead with sixty (60) days; and (ii) provide that if Landlord fails to make an emergency repair, or such other repair that must be made in less than thirty (30) days, Tenant shall not be required to provide Landlord with such thirty (30) day notice before Tenant will be entitled to commence to cure the same as provided for in this paragraph.

30. Section 12.1 Reciprocal. Section 12.1 of the Lease shall be reciprocal in nature.

31. Section 12.16 Deleted. Section 12.16 of the Lease is deleted in its entirety.

32. Estoppel Certificates. Section 9.4 of the Lease is amended to add the following:

“Landlord agrees to provide to Tenant, not more than once in any Lease year, and within ten (10) days after request, a statement as to the last date through which Base Rent or Additional Rent has been paid, whether the Lease is in full force and effect, and whether there are any outstanding notices of default that have not been cured.”

33. Landlord’s Work Contribution. (a) Landlord agrees to reimburse Tenant the maximum sum of $313,810 (the “Work Contribution”) to be applied to the costs of Tenant’s work to ready the 15th Floor Space for its occupancy, furniture, fixtures and equipment to be used within the 15th Floor Space, the cost of telephone and computer cabling, and the cost of relocating from the Original Premises to the 15th Floor Space (“Tenant’s Initial Installations”). Provided Tenant shall not be in default in the observance or performance of any of the material terms, covenants or conditions of this Lease on Tenant’s part to be observed or performed beyond any applicable period of notice and/or grace (including, without limitation, the relevant provisions of Article 3.3 and Article 6 of the Lease applicable to Tenant Improvements), from time to time during the performance of Tenant’s Initial Installations, but not more frequently than once in each thirty (30) day period, Tenant may submit to Landlord an application (herein, an “Application”) for the payment by Landlord directly to the contractors and vendors providing work or material for Tenant’s Initial Installations. Landlord shall withhold ten (10%) percent of the amount sought in each Application as retainage (“Retainage”). As a condition to Landlord’s obligation to reimburse the full amount of the Work Contribution, Tenant shall provide evidence reasonably satisfactory to Landlord that the portion of the Work Contribution sought from Landlord is allocable to a completed portion of the costs comprising materials incorporated into Tenant’s Initial Installations. It shall be a condition to Landlord’s obligation to fund the last requisition of the Work Contribution that Tenant shall have paid the costs of Tenant’s Initial Contribution exceeding the Work Contribution and shall have delivered proof of such payments to Landlord. If Tenant fails to requisition the Work Contribution within one year from the Rent Commencement Date, Landlord shall have no further obligation to pay to or reimburse to Tenant the Work Contribution.

(b) Each Application shall contain the following material: (i) together with the first Application, a copy of the agreement (herein, the “Construction Agreement”) pursuant to which the general contractor (herein, “Tenant’s Contractor”) has been engaged to perform Tenant’s Initial Installations, and (ii) an original copy of Tenant’s Contractor’s Application and Request for Payment on the then current AIA form, with continuation sheets attached, signed and notarized by the Tenant’s Contractor and the supervising architect, and showing the value of each trade or line item of work, the percentage and dollar amount of completion with respect to each trade or line item, the retainage applicable to each line item and showing any change orders and the value thereof, together with a description of the change order. In addition, the Tenant’s Contractor’s Application shall (w) be accompanied by a partial waiver of lien (in the case of progress payments) and a final lien waiver and release (in the case of the final payment), in each case conditioned only on payment, (x) contain a statement that all materials and labor appearing on all prior applications for payment have been paid for in full (less the applicable retainage) from the proceeds of such prior applications and (y) contain a statement that the construction agreement is in full force and effect, unmodified (except as therein stated); and be accompanied by a statement of Tenant’s supervising architect that as of the date of the Application, that (1) all work completed to the date of the Application conforms substantially to the plans and specifications approved by Landlord, (2) all work completed to the date of the Application complies with the requirements of all applicable laws, regulations, rules, statutes and ordinances, (3) the work can be completed in accordance with the Plans and the other approved plans and specifications approved by Landlord at a cost not in excess of the amount shown in the Construction Agreement, or showing any change orders or other modifications to the Construction Agreement, or showing any change orders or other modifications to the Construction Agreement which affect the cost of Tenant’s Initial Installations, and (4) in the case of the final Application for the Retainage, duplicate originals of all required signoffs, approvals, inspection reports and like matters from all municipal agencies having jurisdiction over the performance of Tenant’s Initial Installations. In connection with the Application for final payment, Tenant shall include unconditional lien waivers from all sub-contractors who performed work or materialmen who supplied materials for Tenant’s Initial Installations.

(c) Within forty-five (45) days after the receipt of an Application, Landlord shall pay to the contractors/vendors the amount requested by Tenant or notify Tenant of any dispute concerning any items contained in the Application or any deficiency in the Application. Landlord’s reimbursement of any portion of the Work Contribution shall operate as a discharge of Landlord’s obligation to reimburse such portion of the Work Contribution pursuant to this Article. In the event of any dispute concerning the Application, Landlord may (but shall not be obligated) pay any lesser amount reasonably deemed appropriate by Landlord in respect of such Application.

34. Right of First Offer.

(a) Provided that (i) the Lease is in full force and effect, (ii) Tenant is not then in default under the monetary or material non-monetary terms of the Lease, after receipt of notice of default from Landlord and expiration of applicable grace periods (if any); and (iii) Tenant is then in actual physical occupancy of at least one hundred percent (100%) of the Premises, if on or before March 31, 2011, Landlord determines to offer for lease to the public a portion of the twenty fourth (24th) floor of the Building identified on Exhibit B hereto and consisting of 7,375 rentable square feet (the “ROFO Space”), Landlord shall, before entering into a written lease of the ROFO Space with a third patty tenant, first send a notice to Tenant (the “Offer Notice”) stating that Landlord intends to offer for lease all or a portion of the ROFO Space. Tenant shall then have the right, exercisable within ten (10) days after Tenant’s receipt of the Offer Notice, time being of the essence, to notify Landlord in writing of Tenant’s desire to lease the ROFO Space set forth in the Offer Notice on the following terms:

(i)	Base Rent $114,312.50 per annum, with annual cumulative increases of 2.5% on January 1st of each year during the term;

(ii)	A Work Contribution payable in accordance with paragraph 33 of this Agreement, in the amount of $110,625;

(iii)	Additional Rent to be paid in accordance with the Lease, as amended hereby, including but not limited to, Operating Expenses;

(iv)	Tenant’s Proportionate Share for the ROFO Space shall be 1.35%;

(v)	There shall be no free rent or rent abatement;

(vi)	The ROFO Space shall not be subject to re-measurement; and

(vii)	The ROFO Space shall be delivered in an “as is” condition (collectively, the “Offer Terms”).

If Tenant timely exercises such right, on the date upon which Landlord delivers vacant, broom-clean possession of the ROFO Space to Tenant (the “ROFO Space Inclusion Date”), the ROFO Space shall be added to and included within the Premises upon all of the Offer Terms and, to the extent not in conflict with the Offer Terms, on the terms and conditions set forth in the Lease, as amended hereby (it being understood that if and to the extent of any inconsistency between the Offer Terms and the terms set forth in this Lease, the Offer Terms shall prevail as to the lease of the ROFO Space). In the event Tenant fails to exercise its right of first offer within such ten (10) day period, Landlord shall have no further obligation to offer the ROFO Space to Tenant for lease, and shall thereafter be free for the remainder of the Term to lease the ROFO Space to any third party at such rent and upon such conditions as Landlord may determine in its sole and absolute discretion and this Article shall be of no force or effect with respect to the ROFO Space. The provisions of this paragraph 34 shall be of no force and effect from and after April 1 2011, if being agreed that from and after such date, Landlord shall thereafter be free for the remainder of the Term to lease the ROFO Space to any third party at such rent and upon such conditions as Landlord may determine in its sole and absolute discretion, without first offering said Space to Tenant.

(b) Time is of the essence with respect to the terms and provisions of this Article.

(c) With respect to the ROFO Space, Landlord represents and warrants to Tenant that there are no existing options, rights of first offer and/or rights of first refusal and/or expansion rights and other like rights heretofore granted by Landlord to any other parties (including tenants of the Building under leases of space in the Building) in existence on the date hereof.

(d) Promptly after Tenant’s timely exercise of the right of first offer set forth herein, Landlord and Tenant shall enter into an amendment to the Lease, as amended hereby, prepared by Landlord confirming the terms upon which Landlord shall lease to Tenant the ROFO Space (which terms shall be on the Offer Terms), but the failure to do so shall not impair, affect or reduce the parties’ obligations with respect to the lease of such ROFO Space.

35. Tenant’s Expansion Option.

(a) Provided that (i) the Lease is in full force and effect, (ii) Tenant is not then in default under the monetary or material non-monetary terms of the Lease, after receipt of notice of default from Landlord and expiration of applicable grace periods (if any); and (iii) Tenant is then in actual physical occupancy of at least one hundred percent (100%) of the Premises, Tenant shall have the option, (the “Expansion Option”) exercisable by sending written notice to Landlord (the “Expansion Option Notice”) on or before March 31, 2011, time being of the essence as to the service of the Expansion Option Notice, to lease the ROFO Space on the Offer Terms set forth in Paragraph 34 above. If Tenant timely exercises the Expansion Option on the date upon which Landlord delivers vacant, broom-clean possession of the ROFO Space to Tenant, the ROFO Space shall be added to and included within the Premises upon all of the Offer Terms and, to the extent not in conflict with the Offer Terms, on the terms and conditions set forth in the Lease, as amended hereby (it being understood that if and to the extent of any inconsistency between the Offer Terms and the terms set forth in this Lease, the Offer Terms shall prevail as to the lease of the ROFO Space). In the event Tenant fails to deliver the Expansion Option Notice on or before March 31, 2011, the Expansion Option, and the provisions of this paragraph 35 shall be null and void, and of no further force and effect and Landlord shall thereafter be free for the remainder of the Term to lease the ROFO Space to any third party at such rent and upon such conditions as Landlord may determine in its sole and absolute discretion.

(b) Time is of the essence with respect to the terms and provisions of this Article.

(c) Promptly after Tenant’s timely exercise of the Expansion Offer, Landlord and Tenant shall enter into an amendment to the Lease, as amended hereby, prepared by Landlord confirming the terms upon which Landlord shall lease to Tenant the ROFO Space (which terms shall be on the Offer Terms), but the failure to do so shall not impair, affect or reduce the parties’ obligations with respect to the lease of the ROFO Space.

[The remainder of this page is intentionally blank. Signatures are on the next page.]

36. Counterparts; Facsimile/Electronic Mail. This Amendment may be signed in several counterparts, each of which shall be deemed an original, and all such counterparts shall constitute one and the same instrument. A facsimile or electronic copy of this Amendment and any signatures thereon will be considered for all purposes as originals.

IN WITNESS WHEREOF, this First Amendment to Lease has been executed as of the day and year first above written.

LANDLORD:

SL WINSTON-SALEM LLC a Delaware limited liability company

By:	/s/ [not legible]
Name:
Title:

TENANT:

BE AEROSPACE, INC., a Delaware corporation

By:	/s/ [not legible]
	Name:	not legible
	Title:	Corporate Vice President, Business Planning

ACKNOWLEDGEMENT

State of	)
	:	ss.:
County of	)

On the      day of              in the year 2010 before me, the undersigned, personally appeared                     , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

State of	)
	:	ss.:
County of	)

On the      day of              in the year 2010 before me, the undersigned, personally appeared                     , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

EXHIBIT A

15th FLOOR SPACE

EXHIBIT 'A'

BE AEROSPACE
SURRATT & THOMPSON

WACHOVIA CENTER – 15th FLOOR	
BE AEROSPACE SURRATT & THOMPSON	14,254 RSF

RELEASED SEPT. 21, 2010

EXHIBIT B

RIGHT OF FIRST OFFER SPACE

EXHIBIT 'B'

RIGHT OF FIRST OFFER SPACE
DEUTSCHE BANK

WACHOVIA CENTER – 24th FLOOR	
RIGHT OF FIRST OFFER DEUTSCHE BANK	7,375 RSF

RELEASED: SEPT. 21, 2010

EXHIBIT 'A'

BE AEROSPACE
MECHANICAL ROOM
ELEC.
TELECOM.
SERVICE LOBBY
WOMEN
MEN
LOW RISE ELEV. LOBBY
STAIR 2
SURRATT & THOMPSON

WACHOVIA CENTER – 15th FLOOR	
BE AEROSPACE SURRATT & THOMPSON	14,254 RSF

RELEASED SEPT. 21, 2010

EXHIBIT 'B'

RIGHT OF FIRST OFFER SPACE
DEUTSCHE BANK

WACHOVIA CENTER – 24th FLOOR

RIGHT OF FIRST OFFER 7,375 RSF
DEUTSCHE BANK

RELEASED: SEPT. 21, 2010

SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE (this “Amendment”) is made as of the 7th day of February, 2011 (the “Effective Date”), by and between SL WINSTON-SALEM LLC, a Delaware limited liability company with offices at 601 West 26th Street, Suite 1260, New York, New York 10001 (“Landlord”), and BE AEROSPACE, INC., a Delaware corporation having an office at 100 Main Street, Suite 1510, Winston-Salem, North Carolina 27101 (“Tenant”).

W I T N E S S E T H:

Landlord and Tenant are, respectively, the current landlord and the current tenant under that certain Office Lease Agreement dated as of July 16, 2007 (the “Original Lease”) between First States Investors 3300, LLC (Landlord’s predecessor-in-interest), as landlord, and Tenant, which Original Lease was amended by that certain First Amendment to Lease dated as of October 8, 2010 (the “First Amendment;” the Original Lease and First Amendment, as amended hereby, are sometimes hereinafter collectively referred to as the “Lease”) covering a portion of the fifteenth (15th) floor of the building located at 100 Main Street, Winston-Salem, North Carolina (the “Building”), which premises (the “Leased Premises”) are shown on Exhibit A to the First Amendment and have an agreed-upon area of 14,254 rentable square feet (which agreed-upon area shall not be subject to re-measurement or adjustment).

Landlord and Tenant wish to modify the Lease so as (i) to add to the Leased Premises the balance of the fifteenth (15th) floor of the Building, having an agreed-upon area of 4,028 rentable square feet (the “Additional Premises”) (which agreed-upon area shall not be subject to re-measurement or adjustment), and generally depicted on Exhibit A attached hereto and incorporated herein; and (ii) to make various other modifications thereto, all in accordance with the terms and conditions set forth in this Amendment.

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NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree to the following terms set forth in this Amendment.

1. Additional Premises. As of the Effective Date, the Lease shall be amended as follows:

“Additional Premises. (i) Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the balance of the fifteenth (15th) floor of the Building, and described on Exhibit A attached hereto and incorporated hereon (the “Additional Premises”) on the same terms and conditions (except as otherwise set forth in this Amendment) as are set forth in the Lease applicable to Leased Premises; (ii) the term “demised premises” or “Premises” as set forth in the Lease shall be deemed to collectively mean the Leased Premises and the Additional Premises; and (iii) Tenant shall not be required to pay Base Rent or Tenant’s Proportionate Share of Operating Expenses for the Additional Premises until the Additional Premises Rent Commencement Date defined below.”

2. Rent Commencement Date. The Additional Premises Rent Commencement Date means that date which is ten (10) days after Tenant’s Additional Premises Initial Installations (defined below) are completed in accordance with applicable law and the City of Winston-Salem has issued a certificate of occupancy for the Additional Premises. Tenant hereby acknowledges that the Additional Premises is currently occupied by an existing tenant (the “Existing Tenant”). If Landlord is unable to give possession of the Additional Premises to Tenant because of the holding over or retention of possession of the Additional Premises by the Existing Tenant or any undertenants or occupants, Landlord shall not be subject to any liability whatsoever for the failure to deliver or give possession of the Additional Premises to Tenant and the validity of this Amendment shall not be impaired under such circumstances, nor shall the

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same be construed in any way to extend the term of the Lease beyond the Expiration Date. Once the Existing Tenant has vacated the Additional Premises, Landlord shall provide written notice to Tenant stating that the Additional Premises is vacant and tender the Additional Premises to Tenant. The tenth (10th) business day following Tenant’s receipt of such written notice is referred to as the “Tender Date.” Notwithstanding the foregoing, in the event Tenant’s Additional Premises Initial Installations shall not have been completed by Tenant within six (6) months after the Tender Date, the Additional Premises Rent Commencement Date shall be deemed to mean that day immediately following the expiration of the aforesaid six (6) month period.

3. Base Rent for the Additional Premises from the Additional Premises Commencement Date through the Expiration Date. During the period commencing on the Additional Premises Rent Commencement Date and ending on the Expiration Date, Tenant shall pay Base Rent for the Additional Premises only in the amounts and at the rates set forth below:

Time Period	Monthly Fixed Rent	Fixed Rent Rate per Annum
Rent Commencement Date through December 31, 2013	$5,655.92	$67,871.00
January 1, 2014 - December 31, 2014	$5,797.31	$69,567.78
January 1, 2015 - December 31, 2015	$5,942.25	$71,307.00

Notwithstanding the foregoing, Tenant shall remain obligated to pay Base Rent and additional rent applicable to the Leased Premises at the time and manner as set forth in the Lease.

4. Operating Expense Escalation. From and after the Additional Premises Rent Commencement Date, Tenant shall be obligated to pay Tenant’s Proportionate Share of the

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excess of Operating Expenses for the Additional Premises pursuant to Article 2 of the Lease. For the purpose of calculating Tenant’s additional rent obligations under Article 2 of the Lease from and after the Additional Premises Rent Commencement Date for the Additional Premises, the following provisions shall apply: (i) “Base Year” shall mean, the calendar year 2010; and (ii) the term “Tenant’s Proportionate Share” shall mean, with respect to the Additional Premises only, 0.74%.

Notwithstanding the foregoing, Tenant shall remain obligated to pay Tenant’s Proportionate Share of the excess of Operating Expenses for the Leased Premises at the time and manner as set forth in the Lease.

5. Renewal Option. The terms and conditions of the Renewal Option shall be fully applicable to the Additional Premises as if set forth in this Amendment in their entirety, except that the following provisions shall be applicable to the Additional Premises only.

Base Rent for the Additional Premises only during the Renewal Term shall be as follows:

Time Period	Monthly Fixed Rent	Fixed Rent Rate per Annum
January 1, 2016 - December 31, 2016	$6,090.80	$73,089.64
January 1, 2017 - December 31, 2017	$6,243.07	$74,916.88
January 1, 2018 - December 31, 2018	$6,399.15	$76,789.81
January 1, 2019 - December 31, 2019	$6,559.13	$78,709.55
January 1, 2020 - December 31, 2020	$6,723.11	$80,677.29

6. No Rent Abatement. Tenant shall not be entitled to any free rent or rent abatement in connection with the leasing of the Additional Premises and/or this Amendment,

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except that Tenant shall not be obligated to pay Base Rent for the Additional Premises if it completes its work or moves into the Additional Premises prior to the Additional Premises Rent Commencement Date.

7. Landlord’s Additional Premises Work Contribution. (a) Landlord agrees to reimburse Tenant the maximum sum of the product of (i) $88,696.56 (i.e., $22.02/r.s.f. x 4,028 r.s.f.) multiplied by (ii) a fraction, the numerator of which shall be the number of months occurring during the period commencing on the Additional Premises Rent Commencement Date and ending on the Expiration Date (i.e., December 31, 2015) and the denominator of which shall be 60 (the “Additional Premises Work Contribution”) to be applied to the costs of Tenant’s work to ready the Additional Premises for its occupancy, furniture, fixtures and equipment to be used within the Additional Premises, and the cost of telephone and computer cabling (“Tenant’s Additional Premises Initial Installations”). Provided Tenant shall not be in default in the observance or performance of any of the material terms, covenants or conditions of the Lease on Tenant’s part to be observed or performed beyond any applicable period of notice and/or grace (including, without limitation, the relevant provisions of Article 3.3 and Article 6 of the Lease applicable to Tenant Improvements), the Additional Premises Work Contribution shall be disbursed in the manner set forth in Paragraph 33 of the First Amendment.

8. Deletions to Lease. Effective as of the Effective Date of this Amendment, Paragraphs 34 and 35 of, and Exhibit B to, the First Amendment shall be deemed deleted therefrom in their entirety.

9. Brokers. Landlord and Tenant represent and warrant to the other that it neither consulted nor negotiated with any broker or finder with respect to this Amendment, or Tenant’s lease of the Additional Premises pursuant to the terms hereof other than Triad

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Commercial Properties (“Broker”), whose commission in connection with this Amendment shall be paid by Landlord pursuant to Landlord’s separate agreement(s) with Broker. Landlord and Tenant each agree to indemnify, defend and save the other harmless from and against any and all liability, damages, settlement payments, costs and expenses (including, without limitation, reasonable legal fees and disbursements incurred in defending any claim or action or in enforcing this indemnity), incurred by the other party as a result of or in connection with any claim, demand or action for fees or commissions from anyone other than Broker with which the indemnifying party has dealt or retained in connection with this Amendment or Tenant’s lease of the Additional Premises.

10. Prior Negotiations. This Amendment supersedes all prior negotiations, representations, understandings and agreements of, by or between Landlord and Tenant with respect to the subject matter hereof, all of which shall be deemed fully merged herein.

11. Conflicting Terms. If the terms of the Lease conflict or are inconsistent with those of this Amendment, then the terms of this Amendment will control.

12. Submission of Amendment. Submission of this Amendment by Landlord to Tenant for examination and/or execution shall not in any manner bind Landlord, and no obligation or liability on Landlord shall arise under this Amendment unless and until this Amendment is fully signed and delivered by Landlord and Tenant.

13. Miscellaneous.

(a) This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns.

(b) Landlord and Tenant agree that this Amendment shall not be recorded.

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(c) This Amendment, together with the Lease, constitutes the entire agreement of the parties hereto with respect to the matters stated herein, and may not be amended or modified unless such amendment or modification shall be in writing and shall have been signed by the party against whom enforcement is sought.

(d) This Amendment shall be construed and governed by the laws of the State of North Carolina.

(e) No waiver by either party of any failure or refusal by the other party to comply with its obligations hereunder shall be deemed a waiver of any other or subsequent failure or refusal to so comply.

(f) Capitalized terms used but not otherwise defined in this Amendment shall have the meanings ascribed to them in the Lease.

14. Invalidity. If any provision of this Amendment shall be invalid or unenforceable, the remainder of this Amendment or the application of such provision other than to the extent that it is invalid or unenforceable shall not be affected, and each provision of this Amendment shall remain in full force and effect notwithstanding the invalidity or unenforceability of such provision, but only to the extent that application and/or enforcement, as the case may be, would be equitable and consistent with the intent of the parties in entering into this Amendment.

15. Tenant’s Representations and Warranties. Tenant represents and warrants that: (a) the Lease is in full force and effect; (b) the Lease has not been assigned or encumbered by Tenant and the Premises have not been sublet in whole or in part; (c) Tenant has no defense or counterclaim to the enforcement of the Lease; (d) Landlord is not in default under any of its obligations under the Lease; (e) to Tenant’s actual knowledge, Tenant is not in default

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under any of its obligations under the Lease; and (f) the person executing this Amendment on behalf of Tenant is duly authorized to do so by all necessary action and this Amendment is enforceable against Tenant in accordance with its terms.

16. Landlord’s Representations and Warranties. Landlord represents and warrants that: (a) the Lease is in full force and effect; (b) Landlord has not served Tenant with a notice alleging defaults of Tenant’s Lease obligations which remain uncured, and Landlord is not aware of any default by Tenant in its obligation to pay Base Rent or Additional Rent; (c) the person executing this Amendment on behalf of Landlord is duly authorized to do so by all necessary action, and this Amendment is enforceable against Landlord in accordance with its terms; (d) the execution of this Amendment by Landlord is conditioned upon obtaining consent of the holder of the mortgage on the Building; (e) there are no pending claims or disputes involving Landlord or the Additional Premises which could materially affect the rights and obligations of the parties to the Lease; (f) the Certificate of Occupancy for the Building permits the Additional Premises to be used for the Permitted Uses; and (g) Landlord has received no written notice from any governmental authorities that there are violations against the Building which would prevent Tenant from obtaining its work permits or sign-offs for Tenant’s Additional Premises Initial Installations (defined below) to the Additional Premises.

17. Counterparts; Facsimile/Electronic Mail. This Amendment may be signed in several counterparts, each of which shall be deemed an original, and all such counterparts shall constitute one and the same instrument. A facsimile or electronic copy of this Amendment and any signatures thereon will be considered for all purposes as originals.

IN WITNESS WHEREOF, this First Amendment to Lease has been executed as of the day and year first above written

8

LANDLORD:

SL WINSTON-SALEM LLC a Delaware limited liability company

By:	/s/ [not legible]
Name:
Title:

TENANT:

BE AEROSPACE, INC., a Delaware corporation

By:	/s/ Eric J. Wesch
	Name:	Eric J. Wesch
	Title:	Corporate Treasurer

9

ACKNOWLEDGEMENT

State of FLORIDA	)
	:	ss.:
County of PALM BEACH	)

On the 7th day of February in the year 2011 before me, the undersigned, personally appeared Eric J. Wesch, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Kim Faller
Notary Public

State of	)
	:	ss.:
County of	)

On the      day of          in the year 2011 before me, the undersigned, personally appeared                     , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

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EXHIBIT A

ADDITIONAL PREMISES